EXECUTION COPY






EXHIBIT 4.2

                            WKI HOLDING COMPANY, INC.

                     12% Senior Subordinated Notes due 2010



                                ________________


                                    INDENTURE

                          Dated as of January 31, 2003


                                ________________



                         U.S. BANK NATIONAL ASSOCIATION,

                                   as Trustee

                                             TABLE OF CONTENTS

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
ARTICLE I   Definitions and Incorporation by Reference. . . . . . . . . . . . . . . . . . . . . . . .   1

    SECTION 1.01.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    SECTION 1.02.   Other Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    SECTION 1.03.   Incorporation by Reference of Trust Indenture Act . . . . . . . . . . . . . . . .  24
    SECTION 1.04.   Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE II   The Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

    SECTION 2.01.   Form and Dating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
    SECTION 2.02.   Execution and Authentication. . . . . . . . . . . . . . . . . . . . . . . . . . .  25
    SECTION 2.03.   Registrar and Paying Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
    SECTION 2.04.   Paying Agent to Hold Money in Trust . . . . . . . . . . . . . . . . . . . . . . .  27
    SECTION 2.05.   Noteholder Lists. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    SECTION 2.06.   Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    SECTION 2.07.   Replacement Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    SECTION 2.08.   Outstanding Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    SECTION 2.09.   Temporary Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
    SECTION 2.10.   Cancelation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
    SECTION 2.11.   Defaulted Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
    SECTION 2.12.   CUSIP Numbers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE III   Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

    SECTION 3.01.   Notices to Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
    SECTION 3.02.   Selection of Securities To Be Redeemed. . . . . . . . . . . . . . . . . . . . . .  30
    SECTION 3.03.   Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    SECTION 3.04.   Effect of Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . . . . .  31
    SECTION 3.05.   Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    SECTION 3.06.   Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE IV   Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

    SECTION 4.01.   Payment of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    SECTION 4.02.   SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    SECTION 4.03.   Limitation on Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    SECTION 4.04.   Limitation on Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . .  34
    SECTION 4.05.   Limitation on Restrictions on Distributions from Restricted
                    Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
    SECTION 4.06.   Limitation on Sales of Assets and Subsidiary Stock. . . . . . . . . . . . . . . .  38
    SECTION 4.07.   Limitation on Transactions with Affiliates. . . . . . . . . . . . . . . . . . . .  40
    SECTION 4.08.   Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
    SECTION 4.09.   Compliance Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
    SECTION 4.10.   Further Instruments and Acts. . . . . . . . . . . . . . . . . . . . . . . . . . .  43
    SECTION 4.11.   Future Subsidiary Guarantors. . . . . . . . . . . . . . . . . . . . . . . . . . .  43
    SECTION 4.12.   Limitation on Lines of Business . . . . . . . . . . . . . . . . . . . . . . . . .  43
    SECTION 4.13.   Limitation on the Sale or Issuance of Capital Stock of
                    Restricted Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43


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                                         TABLE OF CONTENTS
                                           (continued)

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    SECTION 4.14.   Limitations on Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
    SECTION 4.15.   Ratings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
    SECTION 4.16.   Payment of Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . .  44
    SECTION 4.17.   Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE V   Successor Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

    SECTION 5.01.   When Company May Merge or Transfer Assets . . . . . . . . . . . . . . . . . . . .  45

ARTICLE VI   Defaults and Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

    SECTION 6.01.   Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
    SECTION 6.02.   Acceleration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
    SECTION 6.03.   Other Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
    SECTION 6.04.   Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
    SECTION 6.05.   Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
    SECTION 6.06.   Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
    SECTION 6.07.   Rights of Noteholders to Receive Payment. . . . . . . . . . . . . . . . . . . . .  50
    SECTION 6.08.   Collection Suit by Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
    SECTION 6.09.   Trustee May File Proofs of Claim. . . . . . . . . . . . . . . . . . . . . . . . .  50
    SECTION 6.10.   Priorities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
    SECTION 6.11.   Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
    SECTION 6.12.   Waiver of Stay or Extension Laws. . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE VII   Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

    SECTION 7.01.   Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
    SECTION 7.02.   Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
    SECTION 7.03.   Individual Rights of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . .  53
    SECTION 7.04.   Trustee's Disclaimer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
    SECTION 7.05.   Notice of Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
    SECTION 7.06.   Reports by Trustee to Noteholders . . . . . . . . . . . . . . . . . . . . . . . .  54
    SECTION 7.07.   Compensation and Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
    SECTION 7.08.   Replacement of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
    SECTION 7.09.   Successor Trustee by Merger . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
    SECTION 7.10.   Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . . . . . .  56
    SECTION 7.11.   Preferential Collection of Claims Against Company . . . . . . . . . . . . . . . .  56

ARTICLE VIII   Discharge of Indenture; Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . .  56

    SECTION 8.01.   Discharge of Liability on Securities; Defeasance. . . . . . . . . . . . . . . . .  57
    SECTION 8.02.   Conditions to Defeasance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
    SECTION 8.03.   Application of Trust Money. . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
    SECTION 8.04.   Repayment to Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
    SECTION 8.05.   Indemnity for Government Obligations. . . . . . . . . . . . . . . . . . . . . . .  59
    SECTION 8.06.   Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

ARTICLE IX   Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60


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    SECTION 9.01.   Without Consent of Noteholders. . . . . . . . . . . . . . . . . . . . . . . . . .  60
    SECTION 9.02.   With Consent of Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
    SECTION 9.03.   Compliance with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . .  61
    SECTION 9.04.   Revocation and Effect of Consents and Waivers . . . . . . . . . . . . . . . . . .  62
    SECTION 9.05.   Notation on or Exchange of Securities . . . . . . . . . . . . . . . . . . . . . .  62
    SECTION 9.06.   Trustee to Sign Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
    SECTION 9.07.   Payment for Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

ARTICLE X   Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

    SECTION 10.01.   Agreement To Subordinate . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
    SECTION 10.02.   Liquidation, Dissolution, Bankruptcy . . . . . . . . . . . . . . . . . . . . . .  63
    SECTION 10.03.   Default on Bank Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . .  64
    SECTION 10.04.   Acceleration of Payment of Securities. . . . . . . . . . . . . . . . . . . . . .  64
    SECTION 10.05.   When Distribution Must Be Paid Over. . . . . . . . . . . . . . . . . . . . . . .  64
    SECTION 10.06.   Subrogation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
    SECTION 10.07.   Relative Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
    SECTION 10.08.   Subordination May Not Be Impaired by Company . . . . . . . . . . . . . . . . . .  65
    SECTION 10.09.   Rights of Trustee and Paying Agent . . . . . . . . . . . . . . . . . . . . . . .  65
    SECTION 10.10.   Distribution or Notice to Representative . . . . . . . . . . . . . . . . . . . .  65
    SECTION 10.11.   Article 10 Not To Prevent Events of Default or Limit Right To
                     Accelerate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
    SECTION 10.12.   Trust Monies Not Subordinated. . . . . . . . . . . . . . . . . . . . . . . . . .  66
    SECTION 10.13.   Trustee Entitled To Rely . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
    SECTION 10.14.   Trustee To Effectuate Subordination. . . . . . . . . . . . . . . . . . . . . . .  66
    SECTION 10.15.   Trustee Not Fiduciary for Holders of Senior Indebtedness . . . . . . . . . . . .  66
    SECTION 10.16.   Reliance by Holders of Senior Indebtedness on Subordination
                     Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

ARTICLE XI   Subsidiary Guarantees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

    SECTION 11.01.   Subsidiary Guarantees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
    SECTION 11.02.   Limitation on Liability. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
    SECTION 11.03.   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
    SECTION 11.04.   No Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
    SECTION 11.05.   Modification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
    SECTION 11.06.   Execution of Supplemental Indenture for Future Subsidiary
                     Guarantors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
    SECTION 11.07.   Non-Impairment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

ARTICLE XII   Subordination of the Subsidiary Guarantees. . . . . . . . . . . . . . . . . . . . . . .  70

    SECTION 12.01.   Agreement To Subordinate . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
    SECTION 12.02.   Liquidation, Dissolution, Bankruptcy . . . . . . . . . . . . . . . . . . . . . .  71
    SECTION 12.03.   Default on Bank Indebtedness of a Subsidiary Guarantor . . . . . . . . . . . . .  72
    SECTION 12.04.   Demand for Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
    SECTION 12.05.   When Distribution Must Be Paid Over. . . . . . . . . . . . . . . . . . . . . . .  72


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                                           (continued)

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    SECTION 12.06.   Subrogation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
    SECTION 12.07.   Relative Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
    SECTION 12.08.   Subordination May Not Be Impaired by a Subsidiary
                     Guarantor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
    SECTION 12.09.   Rights of Trustee and Paying Agent . . . . . . . . . . . . . . . . . . . . . . .  73
    SECTION 12.10.   Distribution or Notice to Representative . . . . . . . . . . . . . . . . . . . .  73
    SECTION 12.11.   Article 12 Not To Prevent Events of Default or Limit Right To
                     Accelerate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
    SECTION 12.12.   Trustee Entitled To Rely . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
    SECTION 12.13.   Trustee To Effectuate Subordination. . . . . . . . . . . . . . . . . . . . . . .  74
    SECTION 12.14.   Trustee Not Fiduciary for Holders of Senior Indebtedness of a
                     Subsidiary Guarantor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
    SECTION 12.15.   Reliance by Holders of Senior Indebtedness of a Subsidiary
                     Guarantor on Subordination Provisions. . . . . . . . . . . . . . . . . . . . . .  74
    SECTION 12.16.   Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

ARTICLE XIII   Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

    SECTION 13.01.   Representations and Warranties of the Company and the Subsidiary Guarantors. . .  75

ARTICLE XIV   Conditions Precedent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

    SECTION 14.01.   Conditions Precedent to Issuance of the Securities . . . . . . . . . . . . . . .  80

ARTICLE XV   Collateral and Security. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84

    SECTION 15.01.   Security Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
    SECTION 15.02.   Recording and Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
    SECTION 15.03.   Release of Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
    SECTION 15.04.   Certificates and Opinions of Counsel . . . . . . . . . . . . . . . . . . . . . .  87
    SECTION 15.05.   Certificates of the Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . .  87
    SECTION 15.06.   Authorization of Actions to Be Taken by the Trustee Under the Security Documents  87
    SECTION 15.07.   Authorization of Receipt of Funds by the Trustee Under the Security Documents. .  87
    SECTION 15.08.   Termination of Security Interest . . . . . . . . . . . . . . . . . . . . . . . .  88
    SECTION 15.09.   Collateral Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
    SECTION 15.10.   Designations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89

ARTICLE XVI   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89

    SECTION 16.01.   Trust Indenture Act Controls . . . . . . . . . . . . . . . . . . . . . . . . . .  89
    SECTION 16.02.   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
    SECTION 16.03.   Communication by Noteholders with Other Noteholders. . . . . . . . . . . . . . .  90
    SECTION 16.04.   Certificate and Opinion as to Conditions Precedent . . . . . . . . . . . . . . .  90
    SECTION 16.05.   Statements Required in Certificate or Opinion. . . . . . . . . . . . . . . . . .  90
    SECTION 16.06.   When Securities Disregarded. . . . . . . . . . . . . . . . . . . . . . . . . . .  90


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                                           (continued)

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    SECTION 16.07.   Rules by Trustee, Paying Agent and Registrar . . . . . . . . . . . . . . . . . .  90
    SECTION 16.08.   Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
    SECTION 16.09.   GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
    SECTION 16.10.   No Recourse Against Others . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
    SECTION 16.11.   Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
    SECTION 16.12.   Multiple Originals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
    SECTION 16.13.   Table of Contents; Headings. . . . . . . . . . . . . . . . . . . . . . . . . . .  91


Schedule 1            -     Subsidiary Guarantors
Schedule 2            -     Asset Dispositions
Schedule 3            -     Company and Subsidiary Ownership Interests
Schedule 13.01(e)     -     Real Property
Schedule 13.01(f)     -     Litigation and Environmental Matters
Schedule 13.01(k)     -     ERISA Events
Annex A-1             -     Form of Opinion of Jones Day
Annex A-2             -     Form of Opinion of Local Counsel
Appendix A            -     Provisions Relating to Securities
Exhibit A             -     Form of Security
Exhibit B             -     Form of Supplemental Indenture
Exhibit C             -     Form of Transferee Letter of Representation

                                                                 EXECUTION COPY


     INDENTURE dated as of January 31, 2003, among WKI HOLDING COMPANY, INC., a Delaware corporation (the "Company"), each entity listed on Schedule 1 hereto (collectively, the "Subsidiary Guarantors") and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Noteholders of the Company's 12% Senior Subordinated Notes due 2010 issued on the date hereof (the "Securities"). Except as otherwise provided herein, the Securities will be limited to $123,150,000 in aggregate principal amount outstanding and issued with provisions as set forth in Appendix A hereto (the "Appendix").


                                    ARTICLE I

                   Definitions and Incorporation by Reference
                   ------------------------------------------

     SECTION 1.01.   Definitions.
                     -----------

     "Additional Assets" means (a) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business; (b) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in
            --------  -------
clauses (b) or (c) above is primarily engaged in a Permitted Business.

     "Administrative Agent" means JPMorgan Chase Bank, in its capacity as administrative agent under this Indenture and any successors in such capacity.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided, however, that no Person shall be deemed an Affiliate solely as a
--------  -------
result of participation in the Stockholders' Agreement.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (b) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (c) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (a), (b) and (c) above, (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) for purposes of Section 4.06 only, a disposition that constitutes a Restricted Payment permitted by Section 4.04, (iii) a disposition of assets with a Fair Market Value of less than $2 million in any fiscal year,
(iv) any exchange of like-kind property of the type described in Section 1031 of the Code, (v) leases or subleases of property made in the ordinary course of business and (vi) dispositions by the Company or any Restricted Subsidiary of assets listed on Schedule 2).

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the implicit interest rate for such Sale/Leaseback Transaction, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

     "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreements and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

     "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (together with all courts having appellate jurisdiction therefrom).

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

     "Change of Control" means the occurrence of any of the following events:

          (a) (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Noteholders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company and (ii) the Permitted Noteholders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company (for the purposes of this clause (a), the Permitted Noteholders or such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person is the beneficial owner (as defined in this clause (a)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity and the Permitted Noteholders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

          (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office;

          (c) the adoption of a plan relating to the liquidation or dissolution of the Company; or

          (d) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Noteholders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

     "Class 6 Creditors" means the Class 6 Creditors as defined in the Disclosure Statement.

     "Closing Date" means the date of this Indenture.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral Agent" means JPMorgan Chase Bank, as defined in the Security Documents, acting in its capacity as Collateral Agent under the Security Documents on behalf of the Noteholders.

     "Collateral Agreement" means the Guarantee and Collateral Agreement dated January 31, 2003 among the Company, the Subsidiary Guarantors and the Collateral Agent.

     "Collateral and Guarantee Requirement" means the requirement that:

          (a) the Collateral Agent shall have received from each of the Company and the Subsidiary Guarantors either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such party or (ii) in the case of any Person that becomes a Subsidiary Guarantor after the Closing Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such party;

          (b) all outstanding Equity Interests of each Subsidiary owned by or on behalf of any of the Company or the Subsidiary Guarantors shall have been pledged pursuant to the Collateral Agreement (except that such parties shall not be required to pledge (i) the Equity Interests of World Kitchen do Brasil Ltda., provided that such entity shall be dissolved before December 31, 2003, (ii) more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary and (iii) Equity Interests to the extent that a pledge of such Equity Interests (x) is prohibited by law or
     (y) in the case of Equity Interests of any Subsidiary in existence on the Closing Date that is not wholly-owned (directly or indirectly), is prohibited by the organizational documents of such Subsidiary or stockholder or similar agreement applicable to such Subsidiary, in each case as in effect on the Closing Date (or to the extent not required pursuant to the Credit Agreements, in each case as confirmed by a certificate of a Financial Officer or the chief legal officer of the Company in form and substance reasonably satisfactory to the Collateral Agent)) and the Collateral Agent shall have received, to the extent required pursuant to the Credit Agreements, certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

          (c) all Indebtedness of the Company and each Subsidiary Guarantor owing to any of the Company or Subsidiary Guarantors shall be evidenced by a promissory note, to the extent required pursuant to the Credit Agreements, and shall have been pledged pursuant to the Collateral Agreement and the Collateral Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

          (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Agreement and perfect such Liens to the extent required by, and with the priority required by, the Collateral Agreement, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

          (e) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property and (ii) to the extent any of the following are issued or provided in connection with the Credit Agreements, (x) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid third priority Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by
     Section 4.14, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request, and (y) legal opinions and other documents as the Collateral Agent may reasonably request with respect to any such Mortgage or Mortgaged Property;

          (f) each of the Company and the Subsidiary Guarantors shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder; and

          (g) the Intercreditor Agreement shall have been duly executed and delivered on behalf of each party thereto.

     "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which the Company has prepared financial statements to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (i) if the Company or any Restricted Subsidiary has
--------  -------
Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (ii) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (iii) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset

Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (iv) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (v) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or (iv) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Subsidiaries in such period but not included in such interest expense, without duplication (a) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (b) amortization of debt discount and debt issuance costs, (c) capitalized interest,
(d) noncash interest expense, (e) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing, (f) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary; (g) net costs associated with Hedging Obligations (including amortization of fees), (h) dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Subsidiaries of the Company, to the extent held by Persons other than the Company or a Wholly Owned Subsidiary, (i) interest Incurred in connection with investments in discontinued operations, and (j) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

     "Consolidated Net Income" means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period; provided, however,
                                                           --------  -------
that there shall not be included in such Consolidated Net Income:

          (a) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (c) below) and (ii) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

          (b) any net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition;

          (c) any net income (or loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that
     (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and (ii) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (d) any gain or loss realized upon the sale or other disposition of any asset or business of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

          (e)  any extraordinary gain or loss; and

          (f)  the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to clause (a)(iv)(3)(D) thereof.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made and for which the Company has prepared financial statements, as (a) the par or stated value of all outstanding Capital Stock of the Company plus (b) paid-in capital or capital surplus relating to such Capital Stock plus (c) any retained earnings or earned surplus less (i) any accumulated deficit and (ii) any amounts attributable to Disqualified Stock.

     "Consolidated Total Assets" means the total assets shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made and for which the Company has prepared financial statements,

     "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" shall not include
                      --------  -------
consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

     "Credit Agreements" means the Senior Secured Revolving Credit Agreement and the Senior Secured Term Loan Credit Agreement, in each case as amended, restated, supplemented, waived, replaced (whether or not upon termination), restructured, refinanced or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, restructuring or refinancing or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Noteholders of at least a majority in aggregate principal amount of Securities at the time outstanding), and in each case including any guarantees, collateral documents, instruments and agreements executed in connection therewith.

     "Credit Agreement Obligations" means (a) all Bank Indebtedness and all other Indebtedness outstanding under one or more of any other First Lien Credit Facility or Second Lien Credit Facility that constitutes Permitted Debt or is otherwise permitted under Section 4.03 and that is designated as "Credit Agreement Obligations" for purposes of this Indenture and is secured by a Permitted Lien described in clause (f) of the definition thereof, (b) all other obligations (not constituting Indebtedness) of the Company or a Subsidiary Guarantor under the Senior Secured Revolving Credit Agreement or any such other First Lien Credit Facility and (c) all other obligations (not constituting Indebtedness) of the Company or a Restricted Subsidiary under the Senior Secured Tranche B Term Loan Credit Agreement or any such other Second Lien Credit Facility.

     "Credit Facilities" means one or more debt facilities (including the Credit Agreements) or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, or any debt securities or other form of debt financing (including convertible or exchangeable debt instruments), in each case, as amended, supplemented, modified, extended, renewed, restated or refunded in whole or in part from time to time.

     "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "DIP Credit Agreement" means the Revolving Credit and Guarantee Agreement dated as of May 31, 2002, as amended from time to time, among WKI Holding Company, Inc., the subsidiaries party thereto, JPMorgan Chase Bank as administrative agent and the lenders party thereto and all documents related thereto.

     "Disclosure Statement" means the disclosure statement filed in connection with the Plan, as amended through the effective date of the Plan.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable for Indebtedness or Disqualified Stock or (c) is redeemable at the option of the holder thereof, in whole or in part, in the case of each of clauses (a), (b) and (c) on or prior to the 91st day after the Stated Maturity of the Securities; provided, however,
                                                          --------  -------
that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the 91st day after the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections
4.06 and 4.08.

     "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

     "EBITDA" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (a) income tax expense of the Company and its Consolidated Restricted Subsidiaries, (b) Consolidated Interest Expense, (c) depreciation expense of the Company and its Consolidated Restricted Subsidiaries and (d) amortization expense of the Company and its Consolidated Restricted Subsidiaries including amortization of goodwill (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period) and (e) all other noncash charges of the Company and its Consolidated Restricted Subsidiaries (excluding any such noncash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period, and (f) to the extent Incurred in the year 2003 and pursuant to the Disclosure Statement and the Plan, (i) fees and expenses in connection with the Plan and (ii) payments with respect to the key employee retention plan contemplated thereby. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Environmental Laws" means all laws, rules, regulations, codes, ordinances, statutes, permits, licenses, authorizations, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the presence, management, or Release of any Hazardous Material or to health and safety matters.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of investigation or environmental remediation, costs of enforcement proceedings, fines, penalties or indemnities), of the Company or any Subsidiary Guarantor directly or indirectly resulting from or based upon (a) compliance or violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the actual or alleged presence or Release of any Hazardous Materials into the environment or
(e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; or
(g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

     "Exchange Act" means the Securities Exchange Act of 1934.

     "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For purposes of
Section 4.06, the Fair Market Value of property or assets other than cash which involves an aggregate amount in excess of $3 million shall be set forth in a resolution approved by at least a majority of the Board of Directors.

     "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

     "Financing Transactions" means (a) the execution, delivery and performance by each of the Company and the Subsidiary Guarantors of the Loan Documents to which it is to be a party, the borrowings under the Credit Agreements, the use of the proceeds thereof and the issuance of letters of credit thereunder and (b) the execution, delivery and performance by each of the Company and the Subsidiary Guarantors of this Indenture and the Security Documents to which it is to be a party, the issuance of the Securities.

     "First Lien Credit Facilities" means (a) the Credit Facility establishing the Senior Secured Revolving Credit Agreement and (b) any other Credit Facility that, in the case of both clauses (a) and (b), is secured by a Permitted Lien described in clause (f) of the definition thereof and, except for the Credit Facility establishing the Senior Secured Revolving Credit Agreement, is designated by the Issuers as a "First Lien Credit Facility" for the purposes of this Indenture.

     "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) statements and pronouncements of the Financial Accounting Standards Board, (c) such other statements by such other entities as approved by a significant segment of the accounting profession and (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

     "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term
                                          --------  -------
"Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

     "Hazardous Materials" means all (a) explosive, radioactive, hazardous or toxic substances, materials, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and (b) other substances, materials, chemicals or wastes that in relevant form or concentration are limited, prohibited or regulated pursuant to any Environmental Law.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person
     --------  -------
existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person on any date of determination, without duplication:

          (a) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

          (b) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

          (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

          (e) all Capitalized Lease Obligations and all Attributable Debt of such Person;

          (f) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (g) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be
     --------  -------
     the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Persons

          (h)  net Hedging Obligations of such Person; and

          (i)  all obligations of the type referred to in clauses (a) through
     (h) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Intercreditor Agreement" means the Intercreditor Agreement dated January 31, 2003 among the Company, the Trustee, the Collateral Agent and the Secured Parties (as defined in the Collateral Agreement), substantially in the form of Exhibit E to the Credit Agreements.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (a) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided,
                                                                    --------
however, that upon a redesignation of such Subsidiary as a Restricted
-------
Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(i) the Company's "Investment" in such Subsidiary at the time of such redesignation less (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

     "Issue Date" means the date on which the Securities are originally issued.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase, call or similar right of a third party with respect to such securities.

     "Loan Documents" means the Credit Agreements and the Security Documents.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, properties, assets, condition (financial or otherwise), liabilities (including contingent liabilities) or prospects of the Company and its Subsidiaries, taken as a whole, (b) the ability of any of the Company or Subsidiary Guarantors to perform any of its obligations under this Indenture, the Securities, the Security Documents or the Plan or (c) the rights of or benefits available to the Noteholders under any of this Indenture, the Securities, the Security Documents or the Plan.

     "Margin Stock" means "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

     "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Securities. Each Mortgage shall be reasonably satisfactory in form and substance to the Collateral Agent.

     "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by any of the Company or the Subsidiary Guarantors and disclosed on Schedule 13.01(e) hereto, and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or
Section 5.13 of the Senior Secured Revolving Credit Agreement.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (b) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (d) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Noteholder" means the Person in whose name a Security is registered on the Registrar's books.

     "Noteholder Obligations" has the meaning assigned to such term in the Collateral Agreement.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company. "Officer" of a Subsidiary Guarantor has a correlative meaning.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Old Credit Agreement" means the Amended and Restated Credit Agreement dated as of April 12, 2001, as amended from time to time, among the Company, JPMorgan Chase Bank, Citibank, N.A., Bankers Trust Company and the lenders party thereto and all documents related thereto.

     "Old Subsidiaries" means the subsidiaries of Old WKI that, prior to the Reorganization, are debtors-in-possession under the Bankruptcy Code.

     "Old WKI" means WKI Holding Company, Inc., a Delaware corporation that, prior to the Reorganization, is a debtor-in-possession under the Bankruptcy Code.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Subsidiary Guarantor or the Trustee.

     "Order" means the order or orders of the Bankruptcy Court confirming the Plan and approving the Reorganization, the Financing Transactions and all related documentation contemplated thereby.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "Pension Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Perfection Certificate" means a certificate in the form of Exhibit II to the Collateral Agreement or any other form approved by the Collateral Agent.

     "Permitted Business" means any business engaged in by the Company or any Restricted Subsidiary on the Closing Date and any Related Business.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (a) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided,
                                                                    --------
however, that the primary business of such Restricted Subsidiary is a Permitted
-------
Business; (b) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Permitted Business;
--------  -------
(c) cash and Temporary Cash Investments; (d) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade
--------  -------
terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (f) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (g) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 4.06; (h) Investments existing on the Closing

Date; and (i) Investments (other than Investments permitted pursuant to any other clause of this definition) in an aggregate principal amount not to exceed 5% of Consolidated Total Assets.

     "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, obligations to utility companies or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for property taxes not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute
          --------  -------
Indebtedness; (e) minor survey exceptions, minor encumbrances, easements, or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens to secure Indebtedness permitted pursuant to Section 4.03(a), 4.03(b)(i) (including to secure any Guarantees thereof), 4.03(b)(vi) or 4.03(b)(vii); (g) Liens to secure not in excess of $5 million of Indebtedness permitted pursuant to Section 4.03(b)(viii); (h) Liens existing on the Closing Date (including any such Liens securing Indebtedness issued pursuant to the Plan); (i) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens
                                            --------  -------
are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that
                                              ----------------  -------
such Liens do not extend to any other property owned by such Person or any of its Subsidiaries; (j) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in
--------  -------
connection with, or in contemplation of, such acquisition; provided further,
                                                           ----------------
however, that the Liens may not extend to any other property owned by such
-------
Person or any of its Subsidiaries; (k) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person; (l) Liens securing obligations under Interest Rate Agreements so long as such obligations relate to Indebtedness that is, and is permitted under this Indenture, to be secured by a Lien on the same property securing such obligations; (m) Liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Company or any Subsidiary with respect to which the Company or such Subsidiary is in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment Liens that are satisfied within 15 days of the date of judgment; or Liens incurred by the Company or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Subsidiary is a party, so long as in each case any such Lien does not give rise to a Default hereunder or under the Credit Agreements; and (n) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (h), (i) and (j); provided, however, that except with respect to any Bank Indebtedness permitted pursuant to Section 4.03(b)(i), (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clauses (h), (i) or (j) at the time the original Lien became a Permitted Lien under this Indenture and (2) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings.

     "Permitted Noteholders" means the Class 6 Creditors acting pursuant to the Stockholders' Agreement and any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's Capital Stock, but only for so long as such Person is acting in such capacity.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Plan" means the Second Amended Joint Plan of Reorganization of World Kitchen, Inc., the Company and its Subsidiary Debtors dated November 15, 2002, as modified on and confirmed on December 23, 2002 by an order of the Bankruptcy Court pursuant to Section 1129 of the United States Bankruptcy Code.

     "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

     "Purchase Money Indebtedness" means Indebtedness (a) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (b) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that such Indebtedness
                                      --------  -------
is incurred within 180 days after the acquisition by the Company or such Restricted Subsidiary of such asset.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with this Indenture including Indebtedness of the Company that Refinances Refinancing Indebtedness; provided, however, that (a) the Refinancing Indebtedness has a
              --------  -------
Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (b) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (c) except with respect to any Bank Indebtedness permitted pursuant to Section 4.03(b)(i), such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced and (d) if the Indebtedness being refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not
            -------- -------  -------
include (i) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or (ii) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Closing Date.

     "Release" means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

     "Reorganization" has the meaning assigned to such term in the Plan.

     "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

     "SEC" means the Securities and Exchange Commission.

     "Second Lien Credit Facilities" means (a) the Credit Facility establishing the Senior Secured Term Loan Credit Agreement and (b) any other Credit Facility that, in the case of both clauses (a) and (b), is secured by a Permitted Lien described in clause (f) of the definition thereof and, except for the Credit Facility establishing the Senior Secured Term Loan Credit Agreement, is designated by the Company as a "Second Lien Credit Facility" for the purposes of this Indenture.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of a Subsidiary Guarantor has a correlative meaning.

     "Security Documents" means the Intercreditor Agreement, the Collateral Agreement, the Mortgages and any other document or instrument pursuant to which a third priority Lien is granted by the Company or any of the Subsidiary Guarantors to secure any Noteholder Obligations or under which rights or remedies with respect to such third priority Lien are governed, as such agreements may be amended, modified or supplemented from time to time.

     "Securities" means the Securities issued under this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Indebtedness" of the Company or any Subsidiary Guarantor means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or any Subsidiary Guarantor, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) and fees and other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of the Company or any Subsidiary Guarantor, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the Securities or such Subsidiary Guarantor's Subsidiary Guarantee; provided, however, that Senior
                                                  --------  -------
Indebtedness shall not include (a) any obligation of the Company to any Subsidiary of the Company or of such Subsidiary Guarantor to the Company or any other Subsidiary of the Company, (b) any liability for Federal, state, local or other taxes owed or owing by the Company or such Subsidiary Guarantor, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (d) any Indebtedness or obligation of the Company or such Subsidiary Guarantor (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company or such Subsidiary Guarantor, including any Senior Subordinated Indebtedness and any Subordinated Obligations,
(e) any obligations with respect to any Capital Stock or (f) any Indebtedness Incurred in violation of this Indenture.

     "Senior Secured Revolving Credit Agreement" means the revolving facility credit agreement dated January 31, 2003 among the Company, the subsidiaries party thereto, JPMorgan Chase Bank as administrative agent and the lenders party thereto.

     "Senior Secured Term Loan Credit Agreement" means the term loan credit agreement dated January 31, 2003 among the Company, the subsidiaries party thereto, JPMorgan Chase Bank as administrative agent and the lenders party thereto.

     "Senior Subordinated Indebtedness" of the Company means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities in right of payment and
                        ---- -----
is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of a Subsidiary Guarantor has a correlative meaning.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Stockholders' Agreement" means the stockholders' and registration rights agreement deemed to become effective as of the effective date of the Plan among the Company and each Person receiving new common stock pursuant to the Plan.

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities pursuant to a written agreement. "Subordinated Obligation" of a Subsidiary Guarantor has a correlative meaning.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

     "Subsidiary Guarantee" means each Guarantee of the obligations with respect to the Securities issued by a Domestic Subsidiary of the Company pursuant to the terms of this Indenture.

     "Subsidiary Guarantor" means any Domestic Subsidiary that has issued a Subsidiary Guarantee.

     "Temporary Cash Investments" means any of the following: (a) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (b) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities
Act), (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above, (d) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), and (e) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sec. Sec.
                                                     ------
77aaa-77bbbb) as in effect on the Closing Date.

     "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Transactions" means the Reorganization and the Financing Transactions.

     "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

     "Unrestricted Subsidiary" means (a) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however,
                                                           --------  -------
that either (i) the Subsidiary to be so
designated has total Consolidated assets of $1,000 or less or (ii) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that
                                                       --------  -------
immediately after giving effect to such designation (a) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (b) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. Other Definitions.
                   ------------------

Term                                 Defined in Section
----                                 ------------------

"Affiliate Transaction" . . . . . . .4.07(a)
"Appendix". . . . . . . . . . . . . .Preamble
"Bankruptcy Law". . . . . . . . . . .6.01
"beneficially own". . . . . . . . . .1.01
"Blockage Notice" . . . . . . . . . .10.03
"Change of Control Offer" . . . . . .4.08(b)
"Collateral". . . . . . . . . . . . .13.01(q)
"covenant defeasance option". . . . .8.01(b)
"Custodian" . . . . . . . . . . . . .6.01
"Definitive Securities" . . . . . . .Appendix A
"Event of Default". . . . . . . . . .6.01
"Global Securities" . . . . . . . . .Appendix A
"Guarantee Blockage Notice" . . . . .12.03
"Guarantee Payment Blockage Period" .12.03


                                       23

Term                                 Defined in Section
----                                 ------------------

"Guaranteed Obligations". . . . . . .11.01
"incorporated provision". . . . . . .16.01
"Indemnitee". . . . . . . . . . . . .4.17
"Information" . . . . . . . . . . . .4.02
"legal defeasance option" . . . . . .8.01(b)
"Legal Holiday" . . . . . . . . . . .16.08
"Notice of Default" . . . . . . . . .6.01
"Offer" . . . . . . . . . . . . . . .4.06(b)
"Offer Amount". . . . . . . . . . . .4.06(c)(ii)
"Offer Period". . . . . . . . . . . .4.06(c)(ii)
"pay its Guarantee" . . . . . . . . .12.03
''pay the Securities" . . . . . . . .10.03
"Paying Agent". . . . . . . . . . . .2.03
"Payment Blockage Period" . . . . . .10.03
"protected purchaser" . . . . . . . .2.07
"Purchase Date" . . . . . . . . . . .4.06(c)(i)
"Registrar" . . . . . . . . . . . . .2.03
"Restricted Payment". . . . . . . . .4.04(a)
"Securities Custodian". . . . . . . .Appendix A
"Successor Company" . . . . . . . . .5.01(a)
"Transaction Documents" . . . . . . .13.01(b)

     SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This
                   --------------------------------------------------
Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities and the Subsidiary Guarantees.

     "indenture security holder" means a Noteholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company, the Subsidiary Guarantors and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

     SECTION 1.04.  Rules of Construction.  Unless the context otherwise
                    ----------------------
requires:

          (a)  a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c)  "or" is not exclusive;

          (d)  "including" means including without limitation;

          (e) words in the singular include the plural and words in the plural include the singular;

          (f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (g) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

          (h) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.


                                   ARTICLE II

                                 The Securities
                                 --------------

     SECTION 2.01.   Form and Dating.  Provisions relating to the Securities are
                     ---------------
set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Subsidiary Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 and integral multiples thereof.

     SECTION 2.02.   Execution and Authentication.  Two Officers shall sign the
                     ----------------------------
Securities for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate and make available for delivery Securities as set forth in the Appendix.

     The Trustee may, with the prior approval of the Company, appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

     SECTION 2.03.   Registrar and Paying Agent.   The Company shall maintain an
                     --------------------------
office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Securities and
(ii) the Securities Custodian with respect to the Global Securities.

          (b) The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

          (c) The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided,
                                                                  --------
     however, that no such removal shall become effective until (i) acceptance
     -------
     of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

     SECTION 2.04.   Paying Agent to Hold Money in Trust.  Prior to or on each
                     -----------------------------------
due date of the principal of and interest on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying

Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     SECTION 2.05.   Noteholder Lists.  The Trustee shall preserve in as current
                     ----------------
a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

     SECTION 2.06.   Transfer and Exchange.  The Securities shall be issued in
                     ---------------------
registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

     Prior to the due presentation for registration of transfer of any Security, the Company, the Subsidiary Guarantors, the Trustee, the Paying Agent, and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Securities) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, any Subsidiary Guarantor, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

     Any Noteholder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Noteholder of such Global Security (or its agent) or (b) any Noteholder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

     All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

     SECTION 2.07.  Replacement Securities.  If a mutilated Security is
                    ----------------------
surrendered to the Registrar or if the Noteholder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met, such that the Noteholder
(a) satisfies the Company or the Trustee within a reasonable time after such Noteholder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Noteholder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Noteholder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

     Every replacement Security is an additional obligation of the Company.

     The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

     SECTION 2.08.   Outstanding Securities.  Securities outstanding at any time
                     ----------------------
are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. Subject to Section 16.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

     SECTION 2.09.   Temporary Securities.  In the event that Definitive
                     --------------------
Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Noteholder.

     SECTION 2.10.   Cancelation.  The Company at any time may deliver
                     -----------
Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancelation and shall dispose of canceled Securities in accordance with its customary procedures or deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

     SECTION 2.11.   Defaulted Interest.  If the Company defaults in a payment
                     ------------------
of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Noteholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

     SECTION 2.12.   CUSIP Numbers.  The Company in issuing the Securities may
                     -------------
use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Noteholders; provided, however, that any such notice may state that no representation is made
--------  -------
as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                   ARTICLE III

                                   Redemption
                                   ----------

     SECTION 3.01.   Notices to Trustee.  If the Company elects to redeem
                     ------------------
Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

     The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Noteholder and shall thereby be void and of no effect.

     SECTION 3.02.   Selection of Securities To Be Redeemed.  If fewer than all
                     --------------------------------------
the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that the Trustee in its sole discretion shall deem to be fair and appropriate.

The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

     SECTION 3.03.   Notice of Redemption.  (a) At least 30 days but not more
                     --------------------
than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Noteholder of Securities to be redeemed at such Noteholder's registered address.

     The notice shall identify the Securities to be redeemed and shall state:

               (i)  the redemption date;

               (ii) the redemption price and the amount of accrued interest to the redemption date;

              (iii) the name and address of the Paying Agent;

               (iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (v) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

               (vi) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

              (vii) the CUSIP number, if any, printed on the Securities being redeemed; and

             (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          (b) At the Company's request, which request shall be provided to the Trustee in writing at least five days prior to the date on which notice of redemption is to be given, the Trustee shall give such notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

     SECTION 3.04.   Effect of Notice of Redemption.  Once notice of redemption
                     ------------------------------
is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided, however, that if the
                                         --------  -------
redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Noteholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Noteholder shall not affect the validity of the notice to any other Noteholder.

     SECTION 3.05.   Deposit of Redemption Price.  Prior to 12:00 p.m., New York
                     ---------------------------
City time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancelation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

     SECTION 3.06.   Securities Redeemed in Part.  Upon surrender of a Security
                     ---------------------------
that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Noteholder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE IV

                                    Covenants
                                    ---------

     SECTION 4.01.  Payment of Securities.  The Company shall promptly pay the
                    ---------------------
principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture.

     The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     SECTION 4.02.   SEC Reports.  Notwithstanding that the Company may not be
                     -----------
subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC, and provide the Trustee and Noteholders within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports (the "Information") that it would be required to file with the SEC if it were subject to Section 13 and 15(d) of the Exchange Act; provided, however, that the Company
                                             --------  -------
shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company will make the Information available to prospective purchasers, the Trustee and the

Noteholders. In addition, following a public equity offering, the Company shall furnish to the Trustee and the Noteholders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally. The Company also shall comply with the other provisions of Section 314(a) of the TIA.

     SECTION 4.03. Limitation on Indebtedness. The Company shall not, and shall
                   ---------------------------
not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Subsidiary Guarantor
              --------  -------
may Incur up to $200,000,000 of Senior Indebtedness in addition to that outstanding pursuant to Section 4.03(b) if on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio would be greater than 2.25 to 1.

          (b) Notwithstanding Section 4.03(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

               (i) Bank Indebtedness Incurred pursuant to the Credit Agreements in an aggregate principal amount not to exceed $325,000,000 at any time outstanding;

               (ii) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided,
                                                                   --------
          however, that (1) any subsequent issuance or transfer of any Capital
          -------
          Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof and (2) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities;

               (iii) Indebtedness (1) represented by the Securities and the Subsidiary Guarantees, (2) outstanding on the Closing Date, including Indebtedness payable or reinstated pursuant to the Plan (other than the Indebtedness described in clauses (i) and (ii) above), (3) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) (including Indebtedness Refinancing Refinancing Indebtedness) or Section 4.03(a) and (4) consisting of Guarantees of any Indebtedness permitted under clauses
          (i) and (ii) of this paragraph (b);

               (iv) (1) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided,
                                                                   --------
          however, that on the date
          -------
          that such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iv) and (2) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iv);

               (v) Indebtedness (1) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds or any similar obligations provided by the Company or any Restricted Subsidiary in the ordinary course of its business, and (2) under Interest Rate Agreements entered into for bona fide hedging purposes of the Company in the ordinary course of business; provided,
                                                             --------
          however, that such Interest Rate Agreements do not increase the
          -------
          Indebtedness of the Company outstanding at any time other than as a result of fluctuations in interest rates or by reason of fees, indemnities and compensation payable thereunder;

               (vi) Purchase Money Indebtedness and Capitalized Lease Obligations in an aggregate principal amount not in excess of $25 million at any time outstanding;

               (vii) Indebtedness in an aggregate principal amount not exceeding $3 million at any time outstanding incurred in connection with insurance premium financings; or

               (viii) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(a) or any other clause of this
          Section 4.03(b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (vii) and then outstanding, shall not exceed $10 million; provided that the aggregate principal amount of such Indebtedness of Subsidiaries permitted pursuant to this clause (viii) that are not Subsidiary Guarantors shall not exceed $5 million at any time outstanding.

          (c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to Section 4.03(b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations. A Subsidiary Guarantor shall not Incur any Indebtedness if such Indebtedness is by its terms expressly subordinate or junior in ranking in any respect to any Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness is Senior Subordinated Indebtedness of such Subsidiary Guarantor or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Subsidiary Guarantor. In addition, a Subsidiary Guarantor shall not Incur any Secured Indebtedness that is not Senior Indebtedness of such Subsidiary Guarantor unless contemporaneously therewith effective provision is made to secure the Subsidiary Guarantee of such Subsidiary Guarantor equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Subsidiary Guarantee) such Secured Indebtedness for as long as such Secured Indebtedness is secured by a Lien.

          (d) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03, (i) Indebtedness Incurred pursuant to the Credit Agreements prior to or on the Closing Date shall be treated as Incurred pursuant to Section 4.03(b)(i),
     (ii) Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section permitting such Indebtedness and (iii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

     SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall
                   ---------------------------------
not, and shall not permit any Restricted Subsidiary, directly or indirectly, to
(i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or similar payment to the direct or indirect holders of its Capital Stock except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

               (1) a Default shall have occurred and be continuing (or would result therefrom);

               (2) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

               (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Closing Date would exceed the sum of, without duplication:

                    (A) 50% of the Consolidated Net Income accrued during the
               period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit) for which the Company has prepared financial statements;

                    (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to (x) a Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries);

                    (C) the amount by which Indebtedness of the Company or its
               Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Closing Date of any Indebtedness of the Company or its Restricted Subsidiaries issued after the Closing Date which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

                    (D) the amount equal to the net reduction in Investments in
               Unrestricted Subsidiaries resulting from (x) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

          (b) The provisions of Section 4.04(a) shall not prohibit:

               (i) any purchase, repurchase, retirement or other acquisition or retirement for value of Capital Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that (1) such
                                               --------  -------
          Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (2) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (i) shall be excluded from the calculation of amounts under Section 4.04(a)(iv)(3)(B);

               (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company that is permitted to be Incurred pursuant to Section 4.03; provided, however,
                                                             --------  -------
          that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

               (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; provided,
                                                                      --------
          however, that such purchase or redemption shall be excluded in the
          -------
          calculation of the amount of Restricted Payments;

               (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 4.04(a); provided, however, that such dividend
                                         --------  -------
          shall be included in the calculation of the amount of Restricted Payments;

               (v) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) or other arrangements approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the
                                             --------  -------
          aggregate amount of such repurchases shall not exceed $5 million in any calendar year; provided further, however, that such repurchases
                             ----------------  -------
          and other acquisitions shall be included in the calculation of the amount of Restricted Payments; or

               (vi) the payment of dividends on the Company's common stock following the first bona fide underwritten primary public offering of such common stock of up to 6% per annum of the net proceeds received by the Company from such public offering; provided, however, that such
                                                    --------  -------
          dividends shall be included in the calculation of the amount of Restricted Payments.

     SECTION 4.05. Limitation on Restrictions on Distributions from Restricted
                   -----------------------------------------------------------
Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries, (b) make any loans or advances to the Company or any of its Restricted Subsidiaries or (c) transfer any of its property or assets to the Company or any of its Restricted Subsidiaries, except:

               (i) any encumbrance or restriction pursuant to (a) applicable law or (b) an agreement in effect at or entered into on the Closing Date;

               (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

               (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (c) (i) or (c) (ii) of this Section
          4.05 or this clause (iii) or contained in any amendment to an agreement referred to in clause (c)(i) or (c)(ii) of this Section 4.05 or this clause (iii); provided, however, that the encumbrances and
                                --------  -------
          restrictions contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than the encumbrances and restrictions contained in such predecessor agreements;

               (iv) in the case of clause (c), any encumbrance or restriction
          (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or (2) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements; and

               (v) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

     SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. The
                   --------------------------------------------------
Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition, (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Temporary Cash Investments and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (1) first, to the
                                                                -----
extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company and other than Preferred Stock) within 270 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (2) second, to the extent of the balance of Net Available Cash after application in
------
accordance with clause (1), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 270 days from the later of such Asset Disposition or the receipt of such Net Available Cash; (3) third, to the extent of the balance of such Net Available Cash after
          -----
application in accordance with clauses (1) and (2), or any combination thereof, to make an Offer to purchase Securities pursuant to and subject to the conditions of Section 4.06(b); provided, however, that if the Company elects (or
                               --------  -------
is required by the terms of any Senior Subordinated Indebtedness), such Offer may be made ratably to purchase the Securities and other Senior Subordinated Indebtedness of the Company, and (4) fourth, to the extent of the balance of
                                     ------
such Net Available Cash after application in accordance with clauses (1), (2) and (3),for any general corporate purpose permitted by the terms of this Indenture; provided, however, that in connection with any prepayment, repayment
           --------  -------
or purchase of Indebtedness pursuant to clause (1), (2) or (4) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 4.06(a) exceeds $15 million.

     For the purposes of this Section 4.06, the following are deemed to be cash:
(A) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (B) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

          (b) In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Subordinated Indebtedness) pursuant to Section 4.06(a)(iii)(3), the Company shall be required to purchase Securities (and other Senior Subordinated Indebtedness) tendered pursuant to an offer by the Company for the Securities (and other Senior Subordinated Indebtedness) (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the date of purchase (subject to the right of Noteholders of record on the relevant record date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription) set forth in

     Section 4.06(c). If the aggregate purchase price of Securities (and other Senior Subordinated Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities (and other Senior Subordinated Indebtedness), the Company shall apply the remaining Net Available Cash in accordance with Section 4.06(a)(iii)(4). The Company shall not be required to make an Offer for Securities (and other Senior Subordinated Indebtedness) pursuant to this Section 4.06 if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (1) and (2) of Section 4.06(a)(iii)) is less than $15 million for any particular Asset Disposition (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

          (c) Promptly, and in any event within 10 Business Days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Noteholder, a written notice stating that the Noteholder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Noteholders to make an informed decision and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the address referred to in clause (iii).

               (ii) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (1) the amount of the Offer (the "Offer Amount"), (2) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (3) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) an amount equal to the Offer Amount to be invested in Temporary Cash Investments and to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancelation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Noteholder in the amount of the purchase price. In the event that the Offer Amount delivered by the Company to the Trustee is greater than the purchase price of the Securities (and any other Senior Subordinated Indebtedness) tendered, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

               (iii) Noteholders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Noteholders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Noteholder, the principal amount of the Security which was delivered by the Noteholder for purchase and a statement that such Noteholder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities and any other Senior Subordinated Indebtedness included in the Offer surrendered by holders thereof exceeds the Offer Amount, the Company shall select the Securities and any other Senior Subordinated Indebtedness to be purchased on a pro rata basis or by lot (with such adjustments as may be deemed appropriate by the Company so that only Securities and any other Senior Subordinated Indebtedness in denominations of $1,000, or integral multiples thereof, shall be purchased). Noteholders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

               (iv) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Noteholder.

               (v) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

     SECTION 4.07. Limitation on Transactions with Affiliates. The Company
                   ------------------------------------------
shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless such Affiliate Transaction is on terms (i) that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event that such Affiliate Transaction involves an aggregate amount in excess of $3 million, (1) are set forth in writing and (2) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction.

          (b) The provisions of Section 4.07(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.04, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors, (iv) the payment of reasonable fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries, (v) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vi) loans or advances to employees made in the ordinary course of business and approved by the Board of Directors and (vii) any Affiliate Transaction as described in the Disclosure Statement and existing on the Closing Date.

     SECTION 4.08. Change of Control. Upon a Change of Control, each
                   -----------------
Noteholder shall have the right to require that the Company purchase all or any part of such Noteholder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right of Noteholders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.08(b); provided, however,
                                                           --------  -------
that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Securities pursuant to this Section 4.08 in the event that it has exercised its right to redeem all the Securities under paragraph 5 of the Securities. In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section 4.08, then prior to the mailing of the notice to Noteholders provided for in Section 4.08(b) below but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Securities as provided for in
Section 4.08(b).

          (b) Within 30 Business Days following any Change of Control (except as provided in the proviso to the first sentence of Section 4.08(a)), the Company shall mail a notice to each Noteholder with a copy to the Trustee (the "Change of Control Offer") stating:

               (i) that a Change of Control has occurred and that such Noteholder has the right to require the Company to purchase all or a portion of such Noteholder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of Noteholders of record on the relevant record date to receive interest on the relevant interest payment date);

               (ii) the circumstances and relevant facts and financial information regarding such Change of Control;

               (iii) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

               (iv) the instructions determined by the Company, consistent with this Section, that a Noteholder must follow in order to have its Securities purchased.

          (c) Noteholders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Noteholders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Noteholder, the principal amount of the Security which was delivered for purchase by the Noteholder and a statement that such Noteholder is withdrawing his election to have such Security purchased. Noteholders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered to the Trustee for cancelation, and the Company shall pay the purchase price plus accrued and unpaid interest to the Noteholders entitled thereto.

          (e) Notwithstanding the foregoing provisions of this Section, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

          (f) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section
     4.08. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Noteholder.

          (g) Prior to any Change of Control Offer, the Company shall deliver to the Trustee an Officers' Certificate stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.

          (h) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

     SECTION 4.09. Compliance Certificate. The Company shall deliver to the
                   ----------------------
Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

     SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee,
                   ----------------------------
the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     SECTION 4.11. Future Subsidiary Guarantors. The Company shall cause each
                   ----------------------------
existing and future domestic Restricted Subsidiary to become a Subsidiary Guarantor, and, if not a party to this Indenture as originally executed, to execute and deliver to the Trustee (a) a supplemental indenture substantially in the form of Exhibit B hereto and (b) a supplementary guarantee and collateral agreement substantially in the form of Exhibit I to the Collateral Agreement, pursuant to which such Restricted Subsidiary will, among other things, Guarantee payment of the Securities. Each Subsidiary Guarantee shall be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Restricted Subsidiary without rendering the Subsidiary Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. At the request and expense of the Company, and to the extent such guarantee is released under the Credit Agreements, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by this Indenture.

     SECTION 4.12. Limitation on Lines of Business. The Company shall not, and
                   -------------------------------
shall not permit any Restricted Subsidiary to, engage in any business, other than a Permitted Business.

     SECTION 4.13. Limitation on the Sale or Issuance of Capital Stock of
                   ------------------------------------------------------
Restricted Subsidiaries. The Company shall not sell or otherwise dispose of any
-----------------------
shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except: (a) to the Company or a Wholly Owned Subsidiary; (b) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary or (c) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 4.04 if made on the date of such issuance, sale or other disposition (and such Investment shall be deemed to be an Investment for the purposes of such covenant). The proceeds of any sale of such Capital Stock permitted hereby shall be treated as Net Available Cash from an Asset Disposition and shall be applied in accordance with Section 4.06.

     SECTION 4.14. Limitations on Liens. The Company shall not, and shall not
                   --------------------
permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Closing Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

     SECTION 4.15. Ratings. The Company shall use commercially reasonable
                   -------
efforts, upon the request of the Administrative Agent, to have the Securities rated B2 or better by Moody's Investors Service, Inc. and B or better by Standard & Poor's Ratings Services within six months after the Closing Date; provided, that so long as the Company complies with this Section 4.15, failure
--------
to obtain such rating shall not be deemed an Event of Default.

     SECTION 4.16. Payment of Fees and Expenses. The Company shall pay (i) all
                   ----------------------------
reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel (including local counsel) for the Administrative Agent, in connection with the issuance of the Securities provided for herein, the preparation and administration of this Indenture and the Security Documents and all other documents related hereto, any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the enforcement or protection of its rights in connection with the Security Documents, including the creation and perfection of Liens securing the Securities, and this Indenture, including its rights under this Section, or in connection with the Securities issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Securities.

     SECTION 4.17. Indemnification. The Company shall indemnify the
                   ---------------
Administrative Agent, the Collateral Agent and any of its Affiliates (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless
                        ----------
from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee (which shall be limited to one joint counsel of each applicable type or qualification to all Indemnitees, subject to the provisions of the next paragraph), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Indenture or any other agreement or instrument contemplated hereby, the performance by the parties to the Indenture of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) the issuance of Securities or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Company or any of the Subsidiary Guarantors, or any Environmental Liability related in any way to the Company or any of the Subsidiary Guarantors, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be
               --------
available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the bad faith, gross negligence or wilful misconduct of such Indemnitee.

     Each Indemnitee will provide the Company with prompt written notification of any claim for which indemnification may be sought, provided that the failure of any Indemnitee to give such notice shall not affect the Company's indemnity obligations hereunder, except to the extent the Company has been prejudiced by such Indemnitee's failure to notify. The Company shall, upon confirming in writing to the applicable Indemnitee that the Company assumes full liability for all claims and related costs and damages, be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel of its choice at its expense (in which case the Company shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnitee except as set forth below); provided, however,
                                                              --------  -------
that such counsel shall be reasonably satisfactory to each such Indemnitee. Notwithstanding the Company's right to assume the defense of such action, each Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and the Company shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the relevant proceeding involves claims or actions between the Company and such Indemnitee or the use of counsel chosen by the Company to represent such Indemnitee would otherwise present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Company and such Indemnitee and such Indemnitee shall reasonably have concluded that there may be legal defenses available to it that are different from or additional to those presented by the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnitee); (iii) the Company shall not have employed counsel reasonably satisfactory to such Indemnitee to represent it within a reasonable time after notice of the institution of such action; or (iv) the Company shall authorize such Indemnitee to employ separate counsel at the Company's expense. The Company shall not be liable to any Indemnitee for any settlement of an indemnified claim made without the Company's consent (such consent not to be unreasonably withheld). No settlement or adjustment will be made without such Indemnitee's prior written consent if the settlement or adjustment involves any performance by, or adverse admission of, such Indemnitee.

                                    ARTICLE V

                                Successor Company

     SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company
                   -----------------------------------------
shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

               (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

               (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

               (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

               (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

               (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

               (vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

     The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities.

          (b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless: (i) the resulting, surviving or transferee Person will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Subsidiary Guarantor) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

          (c) Notwithstanding the foregoing, (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Restricted Subsidiary and (ii) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

                                   ARTICLE VI

                              Defaults and Remedies
                              ---------------------

     SECTION  6.01.  Events  of  Default.  An  "Event  of  Default"  occurs  if:
                     -------------------

          (a) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;

          (b) the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10 or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities, whether or not such redemption or purchase shall be prohibited by Article 10;

          (c) the Company fails to comply with Section 5.01;

          (d) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13, 4.14, or 4.17 (other than a failure to purchase Securities when required under Section 4.06 or 4.08) and such failure continues for 30 days after the notice specified below;

          (e) the Company or any Subsidiary Guarantor fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (a), (b), (c) or (d) above) and such failure continues for 60 days after the notice specified below;

          (f) Indebtedness of the Company or any Subsidiary is not paid within any applicable grace period after final maturity or the acceleration by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million or its foreign currency equivalent at the time and such failure continues for 10 days after the notice specified below;

          (g) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (i)  commences a voluntary case;

               (ii) consents to the entry of an order for relief against it in an involuntary case;

               (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (iv) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

               (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (i) is for relief against the Company or any Significant
               Subsidiary in an involuntary case;

                    (ii) appoints a Custodian of the Company or any Significant
               Subsidiary or for any substantial part of its property; or

                    (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

               (i) any final judgment or final decree for the payment of money in excess of $10 million or its foreign currency equivalent against the Company or any Subsidiary and either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or
          (ii) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

               (j) any Subsidiary Guarantee or any Security Document ceases to be in full force and effect (except as contemplated by the terms thereof) or any Subsidiary Guarantor or Person acting by or on behalf of such Subsidiary Guarantor denies or disaffirms its obligations under this Indenture or any Subsidiary Guarantee or any Security Document and such Default continues for 10 days after the notice specified below.

     The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     The term "Bankruptcy Law" means Title 11, United States Code, or any
                                               ------------------
similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     A Default under clause (d), (e), (f) or (j) above is not an Event of Default until the Trustee notifies the Company or the Noteholders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee of the Default and the Company or the Subsidiary Guarantor, as applicable, does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

     The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

     SECTION 6.02. Acceleration. If an Event of Default (other than an Event
                   ------------
of Default specified in Section 6.01(g) or (h) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company and the Trustee, or the Noteholders of at least 25% in principal amount of the outstanding Securities by notice to the Company, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or (h) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso
                                                                          ----
facto become and be immediately due and payable without any declaration or other
-----
act on the part of the Trustee or any Noteholders. The Noteholders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.03. Other Remedies. If an Event of Default occurs and is
                   --------------
continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     SECTION 6.04. Waiver of Past Defaults. The Noteholders of a majority in
                   -----------------------
principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

     SECTION 6.05. Control by Majority. The Noteholders of a majority in
                   -------------------
principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed
           --------  -------
proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     SECTION 6.06. Limitation on Suits. Except to enforce the right to receive
                   -------------------
payment of principal, premium (if any) or interest when due, no Noteholder may pursue any remedy with respect to this Indenture or the Securities unless:

               (i) the Noteholder gives to the Trustee written notice stating that an Event of Default is continuing;

               (ii) the Noteholders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

               (iii) such Noteholder or Noteholders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

               (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

               (v) the Noteholders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

          (b) A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

     SECTION 6.07. Rights of Noteholders to Receive Payment. Notwithstanding
                   ----------------------------------------
any other provision of this Indenture, the right of any Noteholder to receive payment of principal of and interest on the Securities held by such Noteholder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder.

     SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified
                   --------------------------
in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.07.

     SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such
                   --------------------------------
proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, any Subsidiary or Subsidiary Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Noteholders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Noteholder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

     SECTION 6.10. Priorities. If the Trustee collects any money or property
                   ----------
pursuant to this Article 6, it shall pay out the money or property in the following order:

     FIRST: to the Trustee for amounts due under Section 7.07;

     SECOND: to holders of Senior Indebtedness of the Company to the extent required by Article 10 and to holders of Senior Indebtedness of the Subsidiary Guarantors to the extent required by Article 12;

     THIRD: to Noteholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

     FOURTH: to the Company.

     The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Noteholder and the Company a notice that states the record date, the payment date and amount to be paid.

     SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of
                   ---------------------
any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 6.07 or a suit by Noteholders of more than 10% in principal amount of the Securities.

     SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Company nor any
                   --------------------------------
Subsidiary Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                                     Trustee
                                     -------

     SECTION 7.01. Duties of Trustee. If an Event of Default has occurred
                   -----------------
and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default:

               (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

               (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     SECTION 7.02. Rights of Trustee. The Trustee may rely on any document
                   -----------------
believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not
                       --------  -------
     constitute wilful misconduct or negligence.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Noteholders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

     SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual
                   ----------------------------
or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible
                   --------------------
for and makes no representation as to the validity or adequacy of this Indenture, any Subsidiary Guarantee or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (i) or (j) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 16.02 hereof from the Company, any Subsidiary Guarantor or any Noteholder.

     SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and
                   ------------------
if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a trust officer. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

     SECTION 7.06. Reports by Trustee to Noteholders. As promptly as practicable
                   ---------------------------------
after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

     A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

     SECTION 7.07. Compensation and Indemnity. The Company shall pay to the
                   --------------------------
Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and each Subsidiary Guarantor, jointly and severally shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or any Subsidiary Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company and the Subsidiary Guarantors, as applicable shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and the Subsidiary Guarantors, as applicable, and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith.

     To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

     The Company's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

     SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time
                   ----------------------
by so notifying the Company. The Noteholders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

               (i) the Trustee fails to comply with Section 7.10;

               (ii) the Trustee is adjudged bankrupt or insolvent;

               (iii) a receiver or other public officer takes charge of the Trustee or its property; or

               (iv) the Trustee otherwise becomes incapable of acting.

          (b) If the Trustee resigns, is removed by the Company or by the Noteholders of a majority in principal amount of the Securities and such Noteholders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Noteholders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (e) If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in Section 310(b) of the TIA, any Noteholder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates
                   ---------------------------
with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

     SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all
                   -----------------------------
times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with
Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section
--------   -------
310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

     SECTION 7.11. Preferential Collection of Claims Against Company. The
                   -------------------------------------------------
Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance
                       ----------------------------------

     SECTION 8.01. Discharge of Liability on Securities; Defeasance. When (i)
                   ------------------------------------------------
all outstanding Securities (other than Securities replaced or paid pursuant to Section 2.07) have been canceled or delivered to the Trustee for cancellation or
(ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, and the Company irrevocably deposits with the Trustee funds in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), to pay the principal of and interest on the outstanding Securities when due at maturity or upon redemption of, including interest thereon to maturity or such redemption date (other than Securities replaced or paid pursuant to Section 2.07) and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to
Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

          (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13, 4.14,
     4.15 and 4.16 and the operation of Section 5.01(a)(iii), 5.01(a)(iv), 6.01(d), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Company only), 6.01(h) (with respect to Significant Subsidiaries of the Company only) and 6.01(i) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Company terminates all of its obligations under the Securities and this Indenture by exercising its legal defeasance option, the obligations under the Subsidiary Guarantees shall each be terminated simultaneously with the termination of such obligations. In the event the Company terminates all of its obligations under the Securities and this Indenture by exercising its legal defeasance option or its covenant defeasance option, the Collateral shall be released simultaneously with the termination of such obligations.

     If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(d), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries only), 6.01(h) (with respect to Significant Subsidiaries only) or 6.01(i) or because of the failure of the Company to comply with clauses (iii) and (iv) of Section 5.01(a). Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 4.17, 7.07,
     7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

     SECTION 8.02. Conditions to Defeasance. The Company may exercise its
                   ------------------------
legal defeasance option or its covenant defeasance option only if:

               (i) the Company irrevocably deposits in trust with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, and premium and interest (if any) on, the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

               (ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium and interest (if any) when due on all the Securities to maturity or redemption, as the case may be;

               (iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(g) or (h) with respect to the Company occurs which is continuing at the end of the period;

               (iv) the deposit does not constitute a default under any other material agreement binding on the Company and is not prohibited by
          Article 10;

               (v) the Company delivers to the Trustee an Opinion of Counsel, or other evidence satisfactory to the Trustee, to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

               (vi) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
          (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

               (vii) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

               (viii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

          (b) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

     SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust
                   --------------------------
money or U.S. Government Obligations deposited with it pursuant to this Article
8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10 or 12.

     SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall
                   --------------------
promptly turn over to the Company upon request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

     SECTION 8.05. Indemnity for Government Obligations. The Company shall pay
                   ------------------------------------
and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

     SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to
                   -------------
apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any
                     --------  -------
payment of principal of or interest on, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Noteholders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   Amendments
                                   ----------

     SECTION 9.01. Without Consent of Noteholders. (a) The Company, the
                   ------------------------------
Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Noteholder:

               (i) to cure any ambiguity, omission, defect or inconsistency;

               (ii) to comply with Article 5;

               (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

               (iv) to make any change in Article 10 or Article 12 that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company or a Subsidiary Guarantor (or Representatives thereof) under Article 10 or Article 12, respectively;

               (v) to add additional Guarantees with respect to the Securities or to add additional security for the Securities;

               (vi) to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power herein conferred upon the Company;

               (vii) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

               (viii) to make any change that does not adversely affect the rights of any Noteholder.

          (b) An amendment under this Section 9.01 may not make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Senior Indebtedness of the Company or a Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

     After an amendment under this Section 9.01 becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

     SECTION 9.02. With Consent of Noteholders. The Company, the Subsidiary
                   ---------------------------
Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Noteholder but with the written consent of the Noteholders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Noteholder affected, an amendment may not:

               (i) reduce the amount of Securities whose Noteholders must consent to an amendment;

               (ii) reduce the rate of or extend the time for payment of interest on any Security;

               (iii) reduce the principal of or extend the Stated Maturity of any Security;

               (iv) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

               (v) make any Security payable in money other than that stated in the Security;

               (vi) make any change in Article 10 or Article 12 that adversely affects the rights of any Noteholder under Article 10 or Article 12;

               (vii) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02; or

               (viii) modify the Subsidiary Guarantees in any manner adverse to the Noteholders.

     It shall not be necessary for the consent of the Noteholders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. An amendment under this Section 9.02 may not make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

     After an amendment under this Section 9.02 becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

     SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to
                   -----------------------------------
this Indenture or the Securities shall comply with the TIA as then in effect.

     SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to
                   ---------------------------------------------
an amendment or a waiver by a Noteholder of a Security shall bind the Noteholder and every subsequent Noteholder of that Security or portion of the Security that evidences the same debt as the consenting Noteholder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Noteholder or subsequent Noteholder may revoke the consent or waiver as to such Noteholder's Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Company certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Noteholder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

          (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Noteholders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

     SECTION 9.05. Notation on or Exchange of Securities. If an amendment
                   -------------------------------------
changes the terms of a Security, the Trustee may require the Noteholder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Noteholder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

     SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any
                   --------------------------
amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and the Subsidiary Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

     SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of
                   -------------------
the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Noteholder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Noteholders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                    ARTICLE X

                                  Subordination
                                  -------------

     SECTION 10.01. Agreement To Subordinate. The Company agrees, and each
                    ------------------------
Noteholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of
                  ---- -----
the Company and only Indebtedness of the Company that is Senior Indebtedness of the Company shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.12.

     SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or
                    ------------------------------------
distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

          (a) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of such Senior Indebtedness before Noteholders shall be entitled to receive any payment of principal of or interest on the Securities; and

          (b) until the Senior Indebtedness of the Company is paid in full, any payment or distribution to which Noteholders would be entitled but for this
     Article 10 shall be made to holders of such Senior Indebtedness as their interests may appear.

     SECTION 10.03. Default on Bank Indebtedness. The Company may not pay the
                    ----------------------------
principal of, premium (if any) or interest on the Securities or make any deposit pursuant to Section 8.01 and may not otherwise repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (a) any Bank Indebtedness of the Company is not paid when due or (b) any other default on such Bank Indebtedness occurs and the maturity of such Bank Indebtedness is accelerated in accordance with its terms unless, in either case, (i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Bank Indebtedness has been paid in full; provided, however, that the
                                              --------  -------
Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such Bank Indebtedness with respect to which either of the events set forth in clause (a) or (b) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Bank Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage

Notice") of such default from the Representative of such Bank Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (a) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (b) by repayment in full of such Bank Indebtedness or
(c) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Bank Indebtedness or the Representative of such holders shall have accelerated the maturity of such Bank Indebtedness, the Company may resume payments on the Securities after the end of such Payment Blockage Period, including any missed payments. Not more than two Blockage Notices may be given in any consecutive 365-day period, irrespective of the number of defaults with respect to Bank Indebtedness during such period; provided, however, that in no event may the total number of days during which
--------  -------
any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any consecutive 365-day period. For purposes of this Section, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Bank Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Bank Indebtedness, whether or not within a period of 365 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     SECTION 10.04. Acceleration of Payment of Securities. If payment of the
                    -------------------------------------
Securities is accelerated because of an Event of Default, the Company or the Trustee (provided, that the Trustee shall have received written notice from the
         --------
Company, on which notice the Trustee shall be entitled to conclusively rely) shall promptly notify the holders of the Bank Indebtedness of the Company (or their Representative) of the acceleration. If any Bank Indebtedness of the Company is outstanding, the Company may not pay the Securities until five Business Days after such holders or the Representative of such Bank Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if this Article 10 otherwise permits payment at that time.

     SECTION 10.05. When Distribution Must Be Paid Over. If a distribution is
                    -----------------------------------
made to Noteholders that because of this Article 10 should not have been made to them, the Noteholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

     SECTION 10.06. Subrogation. After all Senior Indebtedness of the Company is
                    -----------
paid in full and until the Securities are paid in full, Noteholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this
Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Noteholders is not, as between the Company and Noteholders, a payment by the Company on such Senior Indebtedness.

     SECTION 10.07. Relative Rights. This Article 10 defines the relative rights
                    ---------------
of Noteholders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

          (a) impair, as between the Company and Noteholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

          (b) prevent the Trustee or any Noteholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Noteholders.

     SECTION 10.08. Subordination May Not Be Impaired by Company. No right of
                    --------------------------------------------
any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

     SECTION 10.09. Rights of Trustee and Paying Agent. Notwithstanding Section
                    ----------------------------------
10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article 10. The Company, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company may give the notice; provided,
                                                                       --------
however, that, if an issue of Senior Indebtedness of the Company has a
-------
Representative, only the Representative may give the notice.

     The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 or any other Section of this Indenture.

     SECTION  10.10.  Distribution  or  Notice  to  Representative.  Whenever  a
                      --------------------------------------------
distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

     SECTION 10.11. Article 10 Not To Prevent Events of Default or Limit Right
                    ----------------------------------------------------------
To Accelerate. The failure to make a payment pursuant to the Securities by
-------------
reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Except as provided in Section 10.04, nothing in this Article 10 shall have any effect on the right of the Noteholders or the Trustee to accelerate the maturity of the Securities.

     SECTION 10.12. Trust Monies Not Subordinated. Notwithstanding anything
                    -----------------------------
contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article 10, and none of the Noteholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

     SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution
                    ------------------------
pursuant to this Article 10, the Trustee and the Noteholders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending,
(b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or (c) upon the Representatives for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

     SECTION 10.14. Trustee To Effectuate Subordination. Each Noteholder by
                    -----------------------------------
accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of Senior Indebtedness of the Company as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

     SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness.
                    ---------------------------------------------------------
The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Noteholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 10 or otherwise.

SECTION 10.16. Reliance by Holders of Senior Indebtedness on Subordination
               -----------------------------------------------------------
Provisions. Each Noteholder by accepting a Security acknowledges and agrees
----------
that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE XI

                              Subsidiary Guarantees
                              ---------------------

     SECTION 11.01. Subsidiary Guarantees. Each Subsidiary Guarantor hereby
                    ---------------------
jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Noteholder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of or interest on the Securities and all other monetary obligations of the Company under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that each such Subsidiary Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

          (b) Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Noteholder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Noteholder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Noteholder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Subsidiary Guarantor, except as provided in Section 11.02(b).

          (c) Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Subsidiary Guarantors, such that such Subsidiary Guarantor's obligations would be less than the full amount claimed. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company's or such Subsidiary Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Subsidiary Guarantor.

          (d) Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Noteholder or the Trustee to any security held for payment of the Guaranteed Obligations.

          (e) The Subsidiary Guarantee of each Subsidiary Guarantor is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the relevant Subsidiary Guarantor and is made subject to such provisions of this Indenture.

          (f) Except as expressly set forth in Sections 8.01(b), 11.02 and 11.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Noteholder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

          (g) Each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Noteholder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

          (h) In furtherance of the foregoing and not in limitation of any other right which any Noteholder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Noteholders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Noteholders and the Trustee.

          (i) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Noteholders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article 12. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Noteholders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 11.01.

          (j) Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Noteholder in enforcing any rights under this Section 11.01.

          (k) Upon request of the Trustee, each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     SECTION 11.02. Limitation on Liability. Any term or provision of this
                    -----------------------
Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          (b) A Subsidiary Guarantee as to any Subsidiary Guarantor shall terminate and be of no further force or effect and such Subsidiary Guarantor shall be deemed to be released from all obligations under this
     Article 11 upon (i) the merger or consolidation of such Subsidiary Guarantor with or into any Person other than the Company or a Subsidiary or Affiliate of the Company where such Subsidiary Guarantor is not the surviving entity of such consolidation or merger or (ii) the sale by the Company or any Subsidiary of the Company (or any pledgee of the Company) of the Capital Stock of such Subsidiary Guarantor, where, after such sale, such Subsidiary Guarantor is no longer a Subsidiary of the Company; provided, however, that each such merger, consolidation or sale (or, in the case of a sale by such a pledgee, the disposition of the proceeds of such sale) shall comply with Section 4.06 and Section 5.01(b). At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Company).

     SECTION 11.03. Successors and Assigns. This Article 11 shall be binding
                    ----------------------
upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Noteholders and, in the event of any transfer or assignment of rights by any Noteholder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

     SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of
                    ---------
either the Trustee or the Noteholders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Noteholders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

     SECTION 11.05. Modification. No modification, amendment or waiver of any
                    ------------
provision of this Article 11, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

     SECTION 11.06. Execution of Supplemental Indenture for Future Subsidiary
                    ---------------------------------------------------------
Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor
----------
pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

     SECTION 11.07. Non-Impairment. The failure to endorse a Subsidiary
                    --------------
Guarantee on any Security shall not affect or impair the validity thereof.

                                   ARTICLE XII

                   Subordination of the Subsidiary Guarantees
                   ------------------------------------------

     SECTION 12.01. Agreement To Subordinate. Each Subsidiary Guarantor
                    ------------------------
agrees, and each Noteholder by accepting a Security agrees, that the obligations of a Subsidiary Guarantor hereunder are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full of all Senior Indebtedness of such Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness of such Subsidiary Guarantor. The obligations hereunder with respect to a Subsidiary Guarantor shall in all respects rank pari passu with all
                                                             ---- -----
other Senior Subordinated Indebtedness of such Subsidiary Guarantor and shall rank senior to all existing and future Subordinated Obligations of such Subsidiary Guarantor; and only Indebtedness of such

Subsidiary Guarantor that is Senior Indebtedness of such Subsidiary Guarantor shall rank senior to the obligations of such Subsidiary Guarantor in accordance with the provisions set forth herein.

     SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or
                    ------------------------------------
distribution of the assets of a Subsidiary Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor and its properties:

          (a) holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled to receive payment in full of such Senior Indebtedness before Noteholders shall be entitled to receive any payment pursuant to any Guaranteed Obligations from such Subsidiary Guarantor; and

          (b) until the Senior Indebtedness of such Subsidiary Guarantor is paid in full, any payment or distribution to which Noteholders would be entitled but for this Article 12 shall be made to holders of such Senior Indebtedness as their respective interests may appear, except that Noteholders may receive shares of stock and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Subsidiary Guarantees.

     SECTION 12.03. Default on Bank Indebtedness of a Subsidiary Guarantor. A
                    ------------------------------------------------------
Subsidiary Guarantor may not make any payment pursuant to any of the Guaranteed Obligations or repurchase, redeem or otherwise retire any Securities (collectively, "pay its Guarantee") if (a) any Bank Indebtedness of such Subsidiary Guarantor is not paid when due or (b) any other default on Bank Indebtedness of such Subsidiary Guarantor occurs and the maturity of such Bank Indebtedness is accelerated in accordance with its terms unless, in either case,
(i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Bank Indebtedness has been paid in full; provided,
                                                                --------
however, that such Subsidiary Guarantor may pay its Guarantee without regard to
-------
the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representative of the holders of such Bank Indebtedness with respect to which either of the events in clause (a) or
(b) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Bank Indebtedness of a Subsidiary Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Subsidiary Guarantor may not pay its Guarantee for a period (a "Guarantee Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to such Subsidiary Guarantor and the Company) of written notice (a "Guarantee Blockage Notice") of such default from the Representative of the holders of the Bank Indebtedness of such Subsidiary Guarantor specifying an election to effect a Guarantee Payment Blockage Period and ending 179 days thereafter (or earlier if such Guarantee Payment Blockage Period is terminated (a) by written notice to the Trustee (with a copy to such Subsidiary Guarantor and the Company) from the Person or Persons who gave such Guarantee Blockage Notice, (b) because such Bank Indebtedness has been repaid in full or (c) because the default giving rise to such Guarantee Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 12.03), unless the holders of such Bank Indebtedness or the Representative of such holders shall have accelerated the maturity of such Bank Indebtedness, such Subsidiary Guarantor may resume paying its Subsidiary Guarantee after such Guarantee Payment Blockage Period, including any missed payments. Not more than two Guarantee Blockage Notices may be given with respect to a Subsidiary Guarantor in any consecutive 365-day period, irrespective of the number of defaults with respect to Bank Indebtedness of such Subsidiary Guarantor during such period; provided, however, that in no event may the total number of days during which
--------  -------
any Guarantee Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 365 consecutive day period. For purposes of this
Section 12.03, no default or event of default that existed or was continuing on the date of the commencement of any Guarantee Payment Blockage Period with respect to the Bank Indebtedness initiating such Guarantee Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Guarantee Payment Blockage Period by the Representative of such Bank Indebtedness, whether or not within a period of 365 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     SECTION 12.04. Demand for Payment. If payment of the Securities is
                    ------------------
accelerated because of an Event of Default and a demand for payment is made on a Subsidiary Guarantor pursuant to Article 11, the Trustee (provided that the
                                                          --------
Trustee shall have received written notice from the Company or such Subsidiary Guarantor, on which notice the Trustee shall be entitled to conclusively rely) shall promptly notify the holders of the Bank Indebtedness of such Subsidiary Guarantor (or the Representative of such holders) of such demand. If any Bank Indebtedness of such Subsidiary Guarantor is outstanding, such Subsidiary Guarantor may not pay its Guarantee until five Business Days after such holders or the Representative of the holders of the Bank Indebtedness of such Subsidiary Guarantor receive notice of such demand and, thereafter, may pay its Guarantee only if this Article 12 otherwise permits payment at that time.

     SECTION 12.05. When Distribution Must Be Paid Over. If a payment or
                    -----------------------------------
distribution is made to Noteholders that because of this Article 12 should not have been made to them, the Noteholders who receive the payment or distribution shall hold such payment or distribution in trust for holders of the Senior Indebtedness of the relevant Subsidiary Guarantor and pay it over to them as their respective interests may appear.

     SECTION 12.06. Subrogation. After all Senior Indebtedness of a Subsidiary
                    -----------
Guarantor is paid in full and until the Securities are paid in full in cash, Noteholders shall be subrogated to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor to receive distributions applicable to Bank Indebtedness of such Subsidiary Guarantor. A distribution made under this
Article 12 to holders of Senior Indebtedness of such Subsidiary Guarantor which otherwise would have been made to Noteholders is not, as between such Subsidiary Guarantor and Noteholders, a payment by such Subsidiary Guarantor on Senior Indebtedness of such Subsidiary Guarantor.

     SECTION 12.07. Relative Rights. This Article 12 defines the relative rights
                    ---------------
of Noteholders and holders of Senior Indebtedness of a Subsidiary Guarantor. Nothing in this Indenture shall:

          (a) impair, as between a Subsidiary Guarantor and Noteholders, the obligation of a Subsidiary Guarantor which is absolute and unconditional, to make payments with respect to the Guaranteed Obligations to the extent set forth in Article 11; or

          (b) prevent the Trustee or any Noteholder from exercising its available remedies upon a default by a Subsidiary Guarantor under its obligations with respect to the Guaranteed Obligations, subject to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor to receive distributions otherwise payable to Noteholders.

     SECTION 12.08. Subordination May Not Be Impaired by a Subsidiary
                    -------------------------------------------------
Guarantor. No right of any holder of Senior Indebtedness of a Subsidiary
---------
Guarantor to enforce the subordination of the obligations of such Subsidiary Guarantor hereunder shall be impaired by any act or failure to act by such Subsidiary Guarantor or by its failure to comply with this Indenture.

     SECTION 12.09. Rights of Trustee and Paying Agent. Notwithstanding Section
                    ----------------------------------
12.03, the Trustee or the Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article 12. A Subsidiary Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of a Subsidiary Guarantor may give the notice; provided, however, that if an issue of
                                          --------  -------
Senior Indebtedness of a Subsidiary Guarantor has a Representative, only the Representative may give the notice.

     The Trustee in its individual or any other capacity may hold Senior Indebtedness of a Subsidiary Guarantor with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness of a Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of such Subsidiary Guarantor; and nothing in
Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 or any other Section of this Indenture.

     SECTION 12.10. Distribution or Notice to Representative. Whenever a
                    ----------------------------------------
distribution is to be made or a notice given to holders of Senior Indebtedness of a Subsidiary Guarantor, the distribution may be made and the notice given to their Representative (if any).

     SECTION 12.11. Article 12 Not To Prevent Events of Default or Limit Right
                    ----------------------------------------------------------
To Accelerate. The failure of a Subsidiary Guarantor to make a payment on any of
-------------
its obligations by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a default by such Subsidiary Guarantor under such obligations. Except as provided in Section 12.04, nothing in this
Article 12 shall have any effect on the right of the Noteholders or the Trustee to make a demand for payment on a Subsidiary Guarantor pursuant to Article 11.

     SECTION 12.12. Trustee Entitled To Rely. Upon any payment or distribution
                    ------------------------
pursuant to this Article 12, the Trustee and the Noteholders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in

Section 12.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or (c) upon the Representatives for the holders of Senior Indebtedness of a Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of a Subsidiary Guarantor and other Indebtedness of a Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of a Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this
Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

     SECTION 12.13. Trustee To Effectuate Subordination. Each Noteholder by
                    -----------------------------------
accepting a Security authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of Senior Indebtedness of each of the Subsidiary Guarantors as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

     SECTION 12.14. Trustee Not Fiduciary for Holders of Senior Indebtedness of
                    -----------------------------------------------------------
a Subsidiary Guarantor. The Trustee shall not be deemed to owe any fiduciary
----------------------
duty to the holders of Senior Indebtedness of a Subsidiary Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Noteholders or the relevant Subsidiary Guarantor or any other Person, money or assets to which any holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled by virtue of this Article 12 or otherwise.

     SECTION 12.15. Reliance by Holders of Senior Indebtedness of a Subsidiary
                    ----------------------------------------------------------
Guarantor on Subordination Provisions. Each Noteholder by accepting a Security
-------------------------------------
acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of a Subsidiary Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

     SECTION 12.16. Defeasance. Notwithstanding anything contained herein to the
                    ----------
contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of, and interest on, the Securities shall not be subordinated to the prior payment of any Senior Indebtedness of any Subsidiary Guarantor or subject to the restrictions set forth in this Article 12, and none of the Noteholders shall be obligated to pay over any such amount to a Subsidiary Guarantor or any holder of Senior Indebtedness of a Subsidiary Guarantor or any other creditor of a Subsidiary Guarantor.

                                  ARTICLE XIII

                         Representations and Warranties
                         ------------------------------

     SECTION 13.01. Representations and Warranties of the Company and the
                    -----------------------------------------------------
Subsidiary Guarantors. The Company and the Subsidiary Guarantors jointly and
---------------------
severally represent and warrant that:

          (a) Organization; Powers. Each of the Company and its Subsidiaries is
              --------------------
     duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          (b) Authorization; Enforceability. The Transactions entered into and
              -----------------------------
     to be entered into by each of the Company and the Subsidiary Guarantors are within such party's corporate powers and have been duly authorized by all necessary action. Each of this Indenture (including each Subsidiary Guarantee set forth herein), the Securities, the Plan, the Disclosure Statement, the Security Documents and the Credit Agreements (the "Transaction Documents") has been duly authorized by the Company and each of the Subsidiary Guarantors (as the case may be) and, when duly executed and delivered by the Company and the Subsidiary Guarantors (as the case may be), will constitute a legal, valid and binding obligation of each of the Company and the Subsidiary Guarantors (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. On the Closing Date, this Indenture will conform in all material respects to the requirements of the TIA, and the rules and regulations of the SEC applicable to an indenture that is qualified thereunder.

          (c) Governmental Approvals; No Conflicts. The Transactions (a) do not
              ------------------------------------
     require any consent or approval of, registration or filing with, or any other action by or before, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Security Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under, or result in the termination, cancelation or acceleration of any obligation or a loss of a material benefit under, any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or any of their assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except Liens created under the Security Documents and other Permitted Liens. The Orders (i) are in full force and effect and (ii) are not subject to any stay, reversal, modification or vacatur, in whole or in part.

          (d) Financial Condition; No Material Adverse Change. The Company has
              -----------------------------------------------
     heretofore furnished to the Administrative Agent its consolidated balance sheet and statements of income, stockholders' equity and cash flows (x) as of and for the fiscal years ended December 31, 1999, December 31, 2000, and December 31, 2001, reported on by Deloitte & Touche LLP, independent public accountants, (y) as of and for the fiscal quarters ended March 31, 2002, June 30, 2002, and September 30, 2002, and (z) as of and for each fiscal month after the most recent fiscal period described in clause (y) above and ending at least 45 days prior to the Closing Date, in each case certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clauses (y) and (z) above.

               (ii) The Company has heretofore furnished to the Administrative Agent its pro forma consolidated balance sheet as of the Closing Date, prepared giving effect to the Transactions. Such pro forma consolidated balance sheet (w) has been prepared in good faith based on reasonable assumptions, (x) is based on the best information available to the Company after due inquiry, (y) accurately reflects all adjustments necessary to give effect to the Transactions and (z) presents fairly, in all material respects, the pro forma financial position of the Company and its consolidated Subsidiaries as of the Closing Date.

               (iii) Except as disclosed in the financial statements referred to above or the notes thereto or in the Disclosure Statement, after giving effect to the Transactions, none of the Company or its Subsidiaries has, as of the Closing Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

               (iv) Since December 31, 2001, there has been no material adverse change in the business, operations, properties, assets, condition (financial or otherwise), liabilities (including contingent liabilities) or prospects of the Company and its Subsidiaries, taken as a whole, other than any material adverse change disclosed in the Plan or the Disclosure Statement.

          (e) Properties. Each of the Company and its Subsidiaries has good
              ----------
     title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

               (ii) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

               (iii) Schedule 13.01(e) sets forth the address of each real property that is owned or leased by the Company or any of its Subsidiaries as of the Closing Date after giving effect to the Transactions.

               (iv) As of the Closing Date, none of the Company or its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase any such Mortgaged Property or interest therein.

          (f) Litigation and Environmental Matters. There are no actions, suits
              ------------------------------------
     or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than as described in the Disclosure Statement or in Schedule 13.01(f)) or (ii) that involve this Indenture, any of the Security Documents or the Transactions.

          Except as disclosed in Schedule 13.01(f) and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received any request for information pursuant to any Environmental Law or notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability. Since the date of the Disclosure Statement, there has been no change in the status of matters disclosed in the Disclosure Statement that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          (g) Compliance with Laws and Agreements. The Company and each of its
              -----------------------------------
     Subsidiaries is in compliance with all material laws, regulations and orders of any arbitrator or Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property. No Default has occurred and is continuing.

          (h) Independent Accountants. Deloitte & Touche LLP, who have certified
              -----------------------
     certain financial statements of the Company and its Subsidiaries are independent public accountants with respect to the Company and its Subsidiaries within the meaning of

     Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

          (i) Investment and Holding Company Status. None of the Company or its
              -------------------------------------
     Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          (j) Taxes. Each of the Company and its Subsidiaries has timely filed
              -----
     or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (a) any taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves, (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect or (c) as otherwise provided for in the Disclosure Statement or pursuant to the Plan.

          (k) ERISA. Except as disclosed in Schedule 13.01(k), no ERISA Event
              -----
     has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $35 million the fair market value of the assets of such Pension Plan, and the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $35 million the fair market value of the assets of all such underfunded Pension Plans.

          (l) Disclosure. The Company has disclosed to the Administrative Agent
              ----------
     (or disclosed in a filing with the Bankruptcy Court prior to the date hereof) all agreements, instruments and corporate or other restrictions to which the Company or any of its Subsidiaries is subject, and all matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Disclosure Statement nor any of the reports, financial statements, certificates or other information furnished in writing taken as a whole by or on behalf of any of the Company or its Subsidiaries to the Administrative Agent in connection with the negotiation of this Indenture or any Security Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, with respect to projected
                                --------
     financial information the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          (m) Subsidiaries. Schedule 3 hereto sets forth the name of, and the
              ------------
     ownership interest of the Company in, each Subsidiary and Schedule 1 hereto identifies each Subsidiary that is a Subsidiary Guarantor, in each case as of the Closing Date.

          (n) Insurance. As of the Closing Date, all premiums in respect of
              ---------
     insurance maintained by or on behalf of the Company and its Subsidiaries as of the Closing Date have been paid or will be paid substantially simultaneously with the Closing Date. The Company believes that the insurance maintained by or on behalf of the Company and its Subsidiaries is adequate.

          (o) Labor Matters. As of the Closing Date, there are no strikes,
              -------------
     lockouts or slowdowns against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened. The hours worked by and payments made to employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Company or any Subsidiary, or for which any claim may be made against the Company or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company or any Subsidiary is bound.

          (p) Solvency. On the Closing Date, (i) the fair value of the assets of
              --------
     each of the Company and the Subsidiary Guarantors, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each of the Company and the Subsidiary Guarantors will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each of the Company and the Subsidiary Guarantors will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each of the Company and the Subsidiary Guarantors will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

          (q) Security Documents. The Collateral Agreement is effective to
              ------------------
     create, for the ratable benefit of the holders of the Noteholder Obligations, a legal, valid and enforceable third priority security interest in the Collateral (as defined in the Collateral Agreement) and, when such Collateral is delivered to the Collateral Agent and for so long as the Collateral Agent remains in possession of such Collateral or when financing statements in appropriate form are filed in the offices specified in the Perfection Certificate, the security interest created by the Collateral Agreement shall constitute a perfected third priority security interest in all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Permitted Liens.

               (ii) The Mortgages are effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, for the ratable benefit of the holders of the Noteholder Obligations, a legal, valid and enforceable third priority Lien on all the applicable mortgagor's right, title and interest in and to the Mortgaged Properties thereunder, and when the Mortgages are filed in the offices specified in the Perfection Certificate, the Lien created by each Mortgage shall constitute a perfected third priority Lien on all right, title and interest of the applicable mortgagor in such Mortgaged Properties, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens permitted by Section 4.14.

          (r) Accounting Controls. The Company and its Subsidiaries maintain
              -------------------
     systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (s) No Restrictions on Subsidiaries. Other than those restrictions
              -------------------------------
     disclosed to the Administrative Agent and (i) imposed by law or (ii) existing on the Closing Date, no Restricted Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's properties or assets to the Company or any other Subsidiary of the Company.

          (t) Securities Law Exemptions. It is not necessary, in connection with
              -------------------------
     the issuance and delivery of the Securities to the Noteholders in the manner contemplated by this Indenture and the Disclosure Statement, to register the Securities under the Securities Act.

          (u) No Stabilization. Neither the Company nor any of its Subsidiaries
              ----------------
     has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

                                   ARTICLE XIV

                              Conditions Precedent
                              --------------------

     SECTION 14.01. Conditions Precedent to Issuance of the Securities. The
                    --------------------------------------------------
obligation of each Class 6 Creditor to acquire Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Subsidiary Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

          (a) The representations and warranties of the Company and the Subsidiary Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Subsidiary Guarantors and their respective officers made in any certificates delivered pursuant to this Indenture shall be true and correct on and as of the Closing Date.

          (b) The Administrative Agent or its counsel shall have received copies of each of the Credit Agreements and the Security Documents, in each case duly executed and delivered by each party thereto.

          (c) The Administrative Agent shall have received (i) a favorable written opinion (addressed to the Administrative Agent, the Collateral Agent and the Class 6 Creditors and dated the Closing Date) of Jones Day, counsel for the Company, substantially in the form of Annex A-1, and (ii) to the extent such opinion is requested by the Collateral Agent in connection with the Credit Agreements, a favorable written opinion of local counsel in each jurisdiction where a Mortgaged Property is located, substantially in the form of Annex A-2, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Company and the Subsidiary Guarantors, this Indenture, the Security Documents or the Transactions as the Administrative Agent shall reasonably request. The Company hereby requests such counsel to deliver such opinions.

          (d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each of the Company and its Subsidiaries, the authorization of the Transactions and any other legal matters relating to the Company and the Subsidiary Guarantors, the Security Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (e) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the Chief Executive Officer of the Company (or an executive officer of the Company performing a similar function), (i) confirming that such officer has carefully reviewed the Disclosure Statement and, to the best knowledge of such officer, the representation set forth in 13.01(l) hereof is true and correct, (ii) confirming that the representations and warranties of the Company and the Subsidiary Guarantors in this Indenture are true and correct and that the Company and Subsidiary Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraph (p) below.

          (f) The Administrative Agent and the Class 6 Creditors shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any of the Company or the Subsidiary Guarantors hereunder or under any Security Document.

          (g) The Collateral and Guarantee Requirement shall have been satisfied and the Collateral Agent shall have received (i) a completed Perfection Certificate dated the Closing Date and signed by a Financial Officer or chief legal officer of the Company, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Company and the Subsidiary Guarantors in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Collateral Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 4.14 or have been released,
     (ii) evidence that the lockbox and concentration account arrangements contemplated by the Collateral Agreement remain in effect, (iii) a copy of the Intercreditor Agreement duly executed and delivered by each party thereto and (iv) to the extent requested by the Collateral Agent pursuant to the Credit Agreements, satisfactory legal opinions, title insurance policies, evidence of zoning and other legal compliance, certificates of occupancy and other permits with respect to the Mortgaged Property.

          (h) The Collateral Agent shall have received evidence that the insurance required by the Security Documents is in effect.

          (i) The Administrative Agent shall have received from the Company (i) audited consolidated balance sheets and related statements of operations, stockholders' equity and cash flows for the Company as of and for the fiscal years ended December 31, 1999, December 31, 2000, and December 31, 2001, and (ii) unaudited consolidated balance sheets and related statements of operations, stockholders' equity and cash flows for the Company for (x) the fiscal quarters ended March 31, 2002, June 30, 2002, and September 30, 2002, and (y) each fiscal month after the most recent fiscal period for which financial statements were received by the Administrative Agent as described above and ended at least 45 days prior to the Closing Date, in each case prepared in accordance with GAAP and, in the case of the financial statements delivered pursuant to clause (ii), which financial statements shall not be materially inconsistent with the financial statements or forecasts previously delivered to the Administrative Agent. In addition, the Administrative Agent shall have received a pro forma consolidated balance sheet for the Company as of the Closing Date after giving effect to the Transactions, which shall not be materially inconsistent with the forecasts previously provided to the Administrative Agent.

          (j) Simultaneously with or prior to the Closing Date, (i) not more than $240,050,000 shall be outstanding under the Senior Secured Term Loan Credit Agreement and (ii) not more than $75,000,000 shall be outstanding under the Senior Secured Revolving Credit Agreement. The Administrative Agent shall have received copies of the Credit Agreements certified by a Financial Officer as complete and correct.

          (k) The Court shall have entered the Order, which shall be satisfactory in form and substance to the Administrative Agent and (i) the Order shall be in full force and effect, (ii) the Order shall not be subject to any stay and there shall not have been entered by the Court any reversal, modification or vacatur, in whole or in part, of the Order,

     (iii) all the conditions set forth in the Plan to confirmation of the Plan and to the effective date of the Plan shall have been satisfied or waived in accordance with the Plan, (iv) all other requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby or thereby to the extent required or deemed advisable by the Administrative Agent and its counsel (and such approvals shall be in full force and effect and all appeal periods with respect thereto shall have expired) and (v) the Transactions shall be consummated in accordance with the terms thereof described in the Disclosure Statement.

          (l) Simultaneously with or prior to the Closing Date, Old WKI and the Old Subsidiaries shall have emerged from the Chapter 11 proceedings and "substantial consummation" of the Plan (within the meaning of Section 11.01(2) of the Bankruptcy Code) shall have occurred (without giving effect to any waivers, amendments or other modifications to the Plan not approved by the Administrative Agent).

          (m) The Administrative Agent shall have received (i) a detailed business plan of the Company and its Subsidiaries for the remainder of the 2003 fiscal year and (ii) financial projections for the Company and its Subsidiaries for each fiscal year from 2003 through 2007 prepared in accordance with GAAP and in good faith by the Company under assumptions believed to be reasonable at the time made and on the Closing Date, in each case in form and substance reasonably satisfactory to the Administrative Agent.

          (n) There shall be no litigation, arbitration or administrative proceeding or consent decree that would reasonably be expected, after giving effect to the Transactions and the other transactions contemplated thereby, to have a Material Adverse Effect or have a material adverse effect on the ability of the parties to consummate the Transactions and the other transactions contemplated thereby.

          (o) The consummation of the Transactions and the other transactions contemplated thereby shall not (i) violate any applicable law, statute, consent decree, rule or regulation, (ii) conflict with, or result in a default or event of default under, any material agreement of the Company or any Subsidiary or (iii) give rise to a right to require any payment to be made by the Company or any Subsidiary or result in the creation of any Lien (other than Permitted Liens) under any agreement evidencing any indebtedness of the Company or any Subsidiary.

          (p) There shall not have occurred a material adverse change in the business, operations, properties, assets, condition (financial or otherwise), liabilities (including contingent liabilities) or prospects of the Company and its Subsidiaries, taken as a whole, since December 31, 2001, other than any material adverse change disclosed in the Plan or the Disclosure Statement.

          (q) The Securities shall have been approved by the NASD for trading in the PORTAL Market and shall be eligible for clearance and settlement through DTC.

          (r) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Plan will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

          All opinions, letters, certificates and evidence mentioned above or elsewhere in this Indenture shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                                   ARTICLE XV

                             Collateral and Security
                             -----------------------

     SECTION 15.01. Security Documents. The due and punctual payment of the
                    ------------------
principal of and interest on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Securities and performance of all other obligations of the Company and Subsidiary Guarantors to the Noteholders or the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, are secured as provided in the Security Documents which the Company and the Subsidiary Guarantors have entered into simultaneously with the execution of this Indenture, subject to the terms of the Intercreditor Agreement. Each Noteholder, by its acceptance of the Securities, consents and expressly agrees to the terms and provisions of the Security Documents (including, specifically, the terms and provisions of the Intercreditor Agreement and the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms. Each Noteholder further agrees to the appointment of JPMorgan Chase Bank as Collateral Agent under the Intercreditor Agreement and other Security Documents and authorizes and directs the Collateral Agent to enter into the Security Documents (including, specifically, the Intercreditor Agreement) and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company and Subsidiary Guarantors shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be required by the next sentence of this Section 15.01, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company shall take, and shall cause its Restricted Subsidiaries to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Noteholder Obligations of the Company and the Subsidiary Guarantors hereunder, a valid and enforceable perfected third priority Lien and security interest in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Noteholders, third in priority (subject to Permitted Liens) to any and all security interests at any time granted in the Collateral to secure Credit Agreement Obligations.

     SECTION 15.02. Recording and Opinions. The Company will furnish to the
                    ----------------------
Collateral Agent and the Trustee on December 31 in each year beginning with December 31,

2003, an Opinion of Counsel, which may be rendered by internal counsel to the Company, dated as of such date, either:

               (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain and perfect the third priority Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve, perfect and protect, to the extent such protection and preservation are possible by filing, the rights of the Noteholders and the Collateral Agent and the Trustee hereunder and under the Security Documents with respect to the security interests in the Collateral; or

               (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain and perfect such Lien and assignment.

          (b) The Company will otherwise comply with the provisions of TIA Sec. 314(b).

     SECTION 15.03. Release of Collateral. (a) Subject to subsections (b),
                    ---------------------
(c) and (d) of this Section 15.03, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, or as provided hereby. Whether prior to or after the termination of Credit Agreement Obligations, upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and without the consent of any Noteholder, the Company and the Subsidiary Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the Securities under any one or more of the following circumstances:

               (i) if all other Liens on that asset securing Credit Agreement Obligations then secured by that asset (including all commitments thereunder) are released; provided, that after giving effect to the release, obligations secured by the first priority and second priority Liens on the remaining Collateral remain outstanding;

               (ii) to enable the Company or any Subsidiary Guarantor to consummate any sale, lease, conveyance or other disposition of any assets or rights permitted or not prohibited under Section 4.06 hereof;

               (iii) if the Company provides substitute collateral with at least an equivalent fair value, as determined in good faith by the Board of Directors;

               (iv) in respect of assets subject to a permitted purchase money lien;

               (v) if all of the stock of any Subsidiary of the Company that is pledged to the Collateral Agent is released or if any Subsidiary that is a Subsidiary Guarantor is released from its Subsidiary Guarantee, such Subsidiary's assets will also be released;

               (vi) pursuant to an amendment, waiver or supplement in accordance with Article 9 hereof; or

               (vii) if all of the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by this Indenture and if such Subsidiary Guarantor's assets are released under the Credit Agreements, the Liens securing such Subsidiary Guarantor's assets will be released.

          Upon receipt of such Officers' Certificate, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

          (b) Except as otherwise provided in the Intercreditor Agreement, no Collateral may be released from the Lien and security interest created by the Security Documents pursuant to the provisions of the Security Documents unless the Officers' Certificate required by this Section 15.03 has been delivered to the Collateral Agent.

          (c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Securities has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Security Documents will be effective as against the Noteholders, except as otherwise provided in the Intercreditor Agreement.

          (d) The release of any Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents and this Indenture. To the extent applicable, the Company will cause TIA Sec. 313(b), relating to reports, and TIA Sec. 314(d), relating to the release of property or securities from the Lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Documents, to be complied with. Any certificate or opinion required by TIA Sec. 314(d) may be made by an Officer of the Company except in cases where TIA Sec. 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

     SECTION 15.04. Certificates and Opinions of Counsel. To the extent
                    ------------------------------------
applicable, the Company will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Security Documents:

          (a) all documents required by TIA Sec. 314(d); and

          (b) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA Sec. 314(d).

     The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

     SECTION 15.05. Certificates of the Trustee. In the event that the Company
                    ---------------------------
wishes to release Collateral in accordance with the Security Documents and have delivered the certificates and documents required by the Security Documents and Sections 15.03 and 15.04 hereof, the Trustee will determine whether it has received all documentation required by TIA Sec. 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 15.04(b), will deliver a certificate to the Collateral Agent setting forth such determination.

     SECTION 15.06. Authorization of Actions to Be Taken by the Trustee Under
                    ---------------------------------------------------------
the Security Documents. Subject to the provisions of Section 7.01 and 7.02
----------------------
hereof and the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Noteholders, direct, on behalf of the Noteholders, the Collateral Agent to, take all actions it deems necessary or appropriate in order to:

          (a) enforce any of the terms of the Security Documents; and

          (b) collect and receive any and all amounts payable in respect of the Noteholder Obligations of the Company hereunder.

     Subject to the Intercreditor Agreement, the Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Noteholders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Noteholders or of the Trustee).

     SECTION 15.07. Authorization of Receipt of Funds by the Trustee Under the
                    ----------------------------------------------------------
Security Documents. The Trustee is authorized to receive any funds for the
------------------
benefit of the Noteholders distributed under the Security Documents, and to make further distributions of such funds to the Noteholders according to the provisions of this Indenture.

     SECTION 15.08. Termination of Security Interest. The Trustee will, at the
                    --------------------------------
request of the Company, deliver a certificate to the Collateral Agent stating that such Noteholder Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Security Documents upon (a) payment in full of the principal of, and accrued and unpaid interest on, the Securities and all other obligations under this Indenture, the Subsidiary Guarantees and the Security Documents that are due and payable at or prior to the time such principal and accrued and unpaid interest are paid, (b) a satisfaction and discharge of this Indenture as described in
Article 8 or (c) a legal defeasance or covenant defeasance as described in
Article 8. Upon receipt of such instruction, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of all such Liens.

     SECTION 15.09. Collateral Agent. The Trustee shall be authorized to appoint
                    ----------------
co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents, neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, negligence or bad faith.

          (b) The Collateral Agent, is authorized and directed to (i) enter into the Security Documents, (ii) bind the Noteholders on the terms as set forth in the Security Documents and (iii) perform and observe its obligations under the Security Documents .

          (c) If the Company (i) incurs Indebtedness constituting Credit Agreement Obligations at any time when no Intercreditor Agreement is in effect or at any time when Indebtedness constituting Credit Agreement Obligations entitled to the benefit of an existing Intercreditor Agreement is concurrently retired and (ii) delivers to the Collateral Agent an Officers' Certificate so stating and requesting the Collateral Agent to enter into an Intercreditor Agreement in favor of a designated agent or representative for the holders of the Indebtedness so incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such Intercreditor Agreement, bind the Noteholders on the terms set forth therein, and perform and observe its obligations thereunder.

     SECTION 15.10. Designations. For purposes of the designation of
                    ------------
Indebtedness as "Credit Agreement Obligations", "First Lien Credit Facilities", "Second Lien Credit Facilities" or any other such designations hereunder or under the Intercreditor Agreement, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Company by an Officer and delivered to the Collateral Agent and the Administrative Agent. For all purposes hereof and under the Intercreditor Agreement, the Company hereby designates the Credit Facility under the Senior Secured Revolving Credit Agreement as a First Lien Credit Facility, the Credit Facility under the Senior Secured Term Loan Credit Agreement as a Second Lien Credit Facility and any obligations in respect of the Credit Agreements as Credit Agreement Obligations.

                                   ARTICLE XVI

                                  Miscellaneous
                                  -------------

     SECTION 16.01. Trust Indenture Act Controls. If and to the extent that
                    ----------------------------
any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

     SECTION 16.02. Notices. Any notice or communication shall be in writing and
                    -------
delivered in person, by telecopy or mailed by first-class or express mail addressed as follows:

                    if to the Company:

                    WKI Holding Company, Inc.
                    11911 Freedom Drive
                    Suite 600
                    Reston, Virginia 20190
                    Attention of:
                    Treasurer

                    if to the Trustee:

                    U.S. Bank National Association
                    Goodwin Square
                    225 Asylum Street, 23rd Floor
                    Hartford, Connecticut 06103
                    Attention of:
                    Corporate Trust Department
                    Ref: World Kitchen 2003

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Noteholder shall be mailed, first class mail, to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 16.03. Communication by Noteholders with Other Noteholders.
                    ----------------------------------------------------
Noteholders may communicate pursuant to Section 312(b) of the TIA with other Noteholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

     SECTION 16.04. Certificate and Opinion as to Conditions Precedent. Upon any
                    --------------------------------------------------
request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (a) an Officers' Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 16.05. Statements Required in Certificate or Opinion. Each
                    ---------------------------------------------
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

          (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

     SECTION 16.06. When Securities Disregarded. In determining whether the
                    ---------------------------
Noteholders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

     SECTION 16.07. Rules by Trustee, Paying Agent and Registrar. The Trustee
                    --------------------------------------------
may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

     SECTION 16.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or
                    --------------
other day on which banking institutions are not required by law or regulation to be open in the State of New York or the state in which the Trustee's corporate trust office is located. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     SECTION 16.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE
                    -------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     SECTION 16.10. No Recourse Against Others. A director, officer, employee or
                    --------------------------
stockholder, as such, of the Company or any of the Subsidiary Guarantors, shall not have any liability for any obligations of the Company or any of the Subsidiary Guarantors under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     SECTION 16.11. Successors. All agreements of the Company and each
                    ----------
Subsidiary Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 16.12. Multiple Originals. The parties may sign any number of
                    ------------------
copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     SECTION 16.13. Table of Contents; Headings. The table of contents,
                    ---------------------------
cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                     WKI HOLDING COMPANY, INC.,


                     By   /s/ Joseph W. McGarr
                        Name: Joseph W. McGarr
                        Title: Senior Vice President and Chief Financial Officer


                     THE SUBSIDIARY GUARANTORS LISTED ON
                     SCHEDULE 1 HERETO,


                     By   /s/ Raymond J. Kulla
                         Name: Raymond J. Kulla
                         Title:


                     U.S. BANK NATIONAL ASSOCIATION, as
                     Trustee,


                     By   /s/ Maryanne Y. Dufresne
                         Name: Maryanne Y. Dufresne
                         Title: Assistant Vice President

                                                                      SCHEDULE 1


Subsidiary Guarantors:
----------------------

World Kitchen, Inc.
EKCO Group, LLC
World Kitchen (GHC), LLC
EKCO Housewares, Inc.
EKCO Manufacturing of Ohio, Inc.
WKI Latin America Holding, LLC

                                                                      APPENDIX A

                        PROVISIONS RELATING TO SECURITIES
                        ---------------------------------

1.   Definitions

     1.1  Definitions
          -----------

     For the purposes of this Appendix A the following terms shall have the meanings indicated below:

     "Clearstream" means Clearstream Banking, soci t anonyme, or any successor securities clearing agency.

     "Definitive Security" means a certificated Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

     "Depositary" means The Depository Trust Company, its nominees and their respective successors.

     "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

     "Global Securities Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

     "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Restricted Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date with respect to such Securities.

     "Restricted Securities Legend" means the legend set forth in Section 2.3(d)(i) herein.

     "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

     "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

     1.2  Other Definitions
          -----------------

          Term:                                           Defined in Section:
          ----                                            -------------------

          "Agent Members" . . . . . . . . . . . . . . . . . . . 2.1(c)
          "IAI Global Security" . . . . . . . . . . . . . . . . 2.1(b)
          "Global Security" . . . . . . . . . . . . . . . . . . 2.1(b)

2.   The Securities
     --------------

     2.1  Form and Dating
          ---------------

          (a) The Securities issued on the date hereof will transferred by the Company to the Noteholders pursuant to the Plan.

          (b) Global Securities. The Securities shall be issued initially in the
              -----------------
form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Global Security") without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Securities Legend and the Restricted Securities Legend (collectively, the "IAI Global Security") shall also be issued on the Closing Date, deposited with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Securities to IAIs subsequent to the initial distribution. The Global Security and the IAI Global Security are each referred to herein as a "Global Security" and are collectively referred to herein as "Global Securities". The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

          (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a
              ---------------------
Global Security deposited with or on behalf of the Depositary.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by two Officers, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.

Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (d) Definitive Securities. Except as provided in Section 2.3 or 2.4,
              ---------------------
owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

     2.2  Authentication. The Trustee shall authenticate and make available
          --------------
for delivery upon a written order of the Company signed by two Officers Securities for original issue on the date hereof in an aggregate principal amount of $123,150,000. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $123,150,000 except as provided in Sections 2.07 and 2.08 of this Indenture.

     2.3  Transfer and Exchange. Transfer and Exchange of Definitive
          ---------------------  -----------------------------------
Securities.  When  Definitive  Securities  are presented to the Registrar with a
----------
request:

               (i) to register the transfer of such Definitive Securities; or

               (ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                    (1) shall be duly endorsed or accompanied by a written
               instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Noteholder thereof or his attorney duly authorized in writing; and

                    (2) in the case of Transfer Restricted Securities, are
               accompanied by the following additional information and documents, as applicable:

                         (A) if such Definitive Securities are being delivered
                    to the Registrar by a Noteholder for registration in the name of such Noteholder, without transfer, a certification from such Noteholder to that effect (in the form set forth on the reverse side of the Security); or

                         (B) if such Definitive Securities are being transferred
                    to the Company, a certification to that effect (in the form set forth on the reverse side of the Security).

          (b) Restrictions on Transfer of a Definitive Security for a Beneficial
              ------------------------------------------------------------------
Interest in a Global Security.  A Definitive Security may not be exchanged for a
-----------------------------
beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

               (i) certification (in the form set forth on the reverse side of the Security) that such Definitive Security is being transferred to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit C; and

               (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

          (c) Transfer and Exchange of Global Securities. The transfer and
              ------------------------------------------
exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred.

               (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

               (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (d)  Legend.
               ------

               (i) Except as permitted by the following paragraphs (ii), (iii) or (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

               THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1),

          (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR
          (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

     Each Definitive Security shall bear the following additional legend:

          "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

               (ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Noteholder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Noteholder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

          (e) Cancelation or Adjustment of Global Security. At such time as all
              --------------------------------------------
beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

          (f) Obligations with Respect to Transfers and Exchanges of Securities.
              ------------------------------------------------------------------

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar's request.

               (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.06, 3.06, 4.06, 4.08 and
          9.05 of this Indenture).

               (iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

               (iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (g)  No Obligation of the Trustee.
               -----------------------------

               (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Noteholders and all payments to be made to Noteholders under the Securities shall be given or made only to the registered Noteholders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

               (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this

          Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     2.4  Definitive Securities.
          ----------------------

          (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or
(ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(d), bear the Restricted Securities Legend.

          (c) Subject to the provisions of Section 2.4(b), the registered Noteholder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Noteholder is entitled to take under this Indenture or the Securities.

          (d) In the event of the occurrence of any of the events specified in
Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

                                                                       EXHIBIT A


                           [FORM OF FACE OF SECURITY]

                           [Global Securities Legend]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED

INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR
(7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     Each Definitive Security shall bear the following additional legend:

     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.                                                                  $__________


                      12% Senior Subordinated Note due 2010

                                                                CUSIP No. ______


     WKI Holding Company, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum [of Dollars] [listed on the Schedule of Increases or Decreases in Global Security attached hereto] on January 31, 2010.

     Interest Payment Dates: January 31 and July 31.

     Record Dates: January 15 and July 15.




_______________________________

(1) Use the Schedule of Increases and Decreases language if Note is in Global Form.

     Additional provisions of this Security are set forth on the other side of this Security.

     IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                              WKI HOLDING COMPANY, INC.,

                                              By
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                              By
                                                  ------------------------------
                                                  Name:
                                                  Title:

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,

     as Trustee, certifies
     that this is one of
     the Securities referred
     to in the Indenture.

By:_________________________
     Authorized  Signatory


*/ If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

                       [FORM OF REVERSE SIDE OF SECURITY]

                      12% Senior Subordinated Note due 2010

1.   Interest
     --------

     WKI Holding Company, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on January 31 and July 31 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from January 31, 2003 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.   Method of Payment
     -----------------

     The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Noteholders at the close of business on the January 15 or July 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Noteholders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, and interest, if any) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company will make all payments in respect of a certificated Security (including principal, premium, and interest, if any), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Noteholder thereof; provided, however, that payments on the Securities may also be made, in
         --------  -------
the case of a Noteholder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Noteholder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar
     --------------------------

     Initially, U.S. Bank National Association, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.   Indenture
     ---------

     The Company issued the Securities under an Indenture dated as of January 31, 2003, (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sec.Sec. 77aaa-77bbbb) as in effect on the date of the Indenture
         ------
(the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Noteholders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

     The Securities are senior subordinated secured obligations of the Company limited to $123,150,000 aggregate principal amount at any one time outstanding (subject to Sections 2.07 and 2.08 of the Indenture). This Security is one of the Securities referred to in the Indenture. The Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Company and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

     To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have jointly and severally unconditionally guaranteed the Guaranteed Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.   Optional Redemption
     -------------------

     Except as set forth in the following paragraph, the Securities shall not be redeemable at the option of the Company prior to January 31, 2008. Thereafter, the Securities shall be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Noteholders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on January 31 of the years set forth below:

                                     REDEMPTION
                               YEAR              PRICE
                               ----             -------

                          2008                  105.50%
                          2009                  102.75%
                          2010 and thereafter  100.000%

6.   Sinking Fund
     ------------

     The Securities are not subject to any sinking fund.

7.   Notice of Redemption
     --------------------

     Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Noteholder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.   Repurchase of Securities at the Option of Noteholders upon Change of
     --------------------------------------------------------------------
     Control and Asset Dispositions
     ------------------------------

     Upon a Change of Control, any Noteholder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Noteholder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Noteholders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

     In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Securities upon the occurrence of certain events.

9.   Subordination
     -------------

     The Securities and Subsidiary Guarantees are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities and Subsidiary Guarantee may be paid. The Company and each Subsidiary Guarantor agrees, and each Noteholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10.  Denominations; Transfer; Exchange
     ---------------------------------

     The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Noteholder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a

Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

11.  Persons Deemed Owners
     ---------------------

     Except as provided in paragraph 2 hereof, the registered Noteholder of this Security may be treated as the owner of it for all purposes.

12.  Unclaimed Money
     ---------------

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Noteholders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

13.  Discharge and Defeasance
     ------------------------

     Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest on, the Securities to redemption or maturity, as the case may be.

14.  Amendment, Waiver
     -----------------

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Noteholder but with the written consent of the Noteholders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default may be waived with the written consent of the Noteholders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Subsidiary Guarantees with respect to the Securities; (v) to add additional security for the Securities; (vi) to add additional covenants or to surrender rights and powers conferred on the Company; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Noteholder; or (ix) to make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company (or any Representative thereof) under such subordination provisions.

15.  Defaults and Remedies
     ---------------------

     If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Noteholders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an

Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. Under certain circumstances, the Noteholders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

     If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Noteholders unless such Noteholders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Noteholder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Noteholder has previously given the Trustee notice that an Event of Default is continuing, (ii) Noteholders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Noteholders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Noteholders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Noteholders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Noteholder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16.  Trustee Dealings with the Company
     ---------------------------------

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others
     --------------------------

     A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  Authentication
     --------------

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations
     -------------

     Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  Governing Law
     -------------

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.  CUSIP Numbers
     -------------

     The Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     THE COMPANY WILL FURNISH TO ANY NOTEHOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE NOTEHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY.

                                 ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to

     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                       agent to transfer this Security on
the books of the Company. The agent may substitute another to act for him.

-------------------------------------------------------------------------

Date:                        Your Signature:
     -----------------------                -----------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                 REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

0 has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

0 has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

          (1)  0    to the Company; or

          (2)  0    to the Registrar for registration in the name of the Noteholder, without transfer; or

          (3)  0    pursuant to an effective registration statement under the
                    Securities Act of 1933; or

          (4)  0    inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of
                    1933; or

          (5)  0    outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such
                    Security shall be held immediately after the transfer through
                    Euroclear or Clearstream until the expiration of the Restricted
                    Period (as defined in the Indenture); or


                                      113

          (6)  0    to an institutional "accredited investor" (as defined in Rule
                    501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

          (7)  0    pursuant to another available exemption from registration
                    provided by Rule 144 under the Securities Act of 1933.


     Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Noteholder thereof; provided, however, that if box (5), (6)
                                        --------  -------
or (7) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.


                                              ----------------------------------
                                              Your Signature


Signature Guarantee:


Date:
     --------------------------------         ----------------------------------
Signature must be guaranteed by a                    Signature of Signature
participant in a recognized signature                      Guarantee
guaranty medallion program or other
signature guarantor acceptable to the
Trustee

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


     The initial principal amount of this Global Security is $[ ]. The following increases or decreases in this Global Security have been made:


                                                                             SIGNATURE OF
                      AMOUNT OF                           PRINCIPAL AMOUNT    AUTHORIZED
                     DECREASE IN     AMOUNT OF INCREASE    OF THIS GLOBAL    SIGNATORY OF
                  PRINCIPAL  AMOUNT     IN PRINCIPAL     SECURITY FOLLOWING   TRUSTEE OR
                   OF THIS GLOBAL      AMOUNT OF THIS     SUCH DECREASE OR    SECURITIES
DATE OF EXCHANGE      SECURITY        GLOBAL SECURITY         INCREASE        CUSTODIAN

                     OPTION OF NOTEHOLDER TO ELECT PURCHASE

     IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 (ASSET DISPOSITION) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:


                    ASSET DISPOSITION O CHANGE OF CONTROL O

     IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT ($1,000 OR AN INTEGRAL MULTIPLE THEREOF):

$

DATE: __________________ YOUR SIGNATURE: _______________________
(SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THE SECURITY)


SIGNATURE GUARANTEE:__________________________________________

SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE

                                                                       EXHIBIT B


                        [FORM OF SUPPLEMENTAL INDENTURE]


     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of , among [GUARANTOR] (the "New Guarantor"), a subsidiary of WKI HOLDING COMPANY, INC. (or its successor), a Delaware corporation (the "Company"), WORLD KITCHEN, INC., EKCO GROUP, LLC, WORLD KITCHEN (GHC), LLC, EKCO HOUSEWARES, INC., EKCO MANUFACTURING OF OHIO, INC. and WKI LATIN AMERICA HOLDING, LLC (collectively, the "Subsidiary Guarantors") and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

     WHEREAS the Company and World Kitchen, Inc., EKCO Group, LLC, World Kitchen
(GHC), LLC, EKCO Housewares, Inc., EKCO Manufacturing of Ohio, Inc. and WKI Latin America Holding, LLC (the "Existing Guarantors") have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of January 31, 2003, providing for the issuance of an aggregate principal amount of up to $123,150,000 of 12% Senior Subordinated Notes due 2010 (the "Securities");

     WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

     WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

     1.     Agreement  to  Guarantee.  The  New Guarantor hereby agrees, jointly
            ------------------------
and severally with all the Existing Guarantors, to unconditionally guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Articles 11 and 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

     2.     Ratification  of  Indenture;  Supplemental  Indentures  Part  of
            ----------------------------------------------------------------
Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

     3.     Governing  Law.  THIS  SUPPLEMENTAL  INDENTURE SHALL BE GOVERNED BY,
            --------------
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     4.     Trustee  Makes  No  Representation.  The  Trustee  makes  no
            ----------------------------------
representation as to the validity or sufficiency of this Supplemental Indenture.

     5.     Counterparts.  The  parties  may  sign  any number of copies of this
            ------------
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     6.     Effect of Headings.  The Section headings herein are for convenience
            ------------------
only and shall not effect the construction thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                   [NEW GUARANTOR],


                                   By
                                      ----------------------------------
                                      Name:
                                      Title:


                                   WKI HOLDING COMPANY, INC.,

                                   By
                                      ----------------------------------
                                      Name:
                                      Title:


                                   WORLD KITCHEN, INC.,
                                   EKCO GROUP, LLC,
                                   WORLD KITCHEN (GHC), LLC,
                                   EKCO HOUSEWARES, INC.,
                                   EKCO MANUFACTURING OF OHIO, INC., and
                                   WKI LATIN AMERICA HOLDING, LLC,


                                   By
                                      ----------------------------------
                                      Name:
                                      Title:

                                   U.S. BANK NATIONAL ASSOCIATION, as
                                   Trustee,


                                   By
                                      ----------------------------------
                                      Name:
                                      Title:




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                                                                       EXHIBIT C


                                     Form of
                       Transferee Letter of Representation

[Company]

In care of
[      ]
[      ]
[      ]

Ladies and Gentlemen:

     This certificate is delivered to request a transfer of $[ ] principal amount of the 12% Senior Subordinated Notes due 2010 (the "Securities") of WKI Holding Company, Inc. (the "Company").

     Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

     Name:________________________________

     Address:_____________________________

     Taxpayer ID Number:__________________

     The undersigned represents and warrants to you that:

     1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

     2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the


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requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or
(f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

                                       TRANSFEREE:_____________________________


                                       By:_____________________________________


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